Filed Pursuant to Rule 424(b)(3)
Registration No. 333-136904

Prospectus Supplement No. 4
(to Prospectus dated September 21, 2006)

CLEVELAND BIOLABS, INC.
4,453,601 Shares

This Prospectus Supplement No. 4 supplements and amends the prospectus dated September 21, 2006, as supplemented and amended by Prospectus Supplement No. 3 thereto dated January 12, 2007, Prospectus Supplement No. 2 thereto dated November 13, 2006, and Prospectus Supplement No. 1 thereto dated October 25, 2006 (collectively, the “Prospectus”) relating to the offer and sale of up to 4,453,601 shares of our common stock which may be offered from time to time by the selling stockholders identified in the Prospectus for their own accounts. This Prospectus Supplement is not complete without, and may not be delivered or used except in connection with the original Prospectus.

This Prospectus Supplement No. 4 includes the attached Current Report on Form 8-K of Cleveland BioLabs, Inc. dated March 19, 2007, as filed by us with the Securities and Exchange Commission.

This Prospectus Supplement No. 4 modifies and supersedes, in part, the information in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as modified or superseded by this Prospectus Supplement No. 4. We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 8 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Prospectus Supplement No. 4 is truthful or complete. Any representations to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 4 is March 19, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 16, 2007

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11000 Cedar Ave., Suite 290
Cleveland, Ohio 44106
(Address of principal executive offices)

Registrant’s telephone number, including area code: (216) 229-2251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 16, 2007, Cleveland BioLabs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Buyers”), pursuant to which the Company agreed to sell to the Buyers, in a private placement, an aggregate of approximtely 4,288,712 shares of Series B Convertible Preferred Stock, par value $0.005 per share (the “Series B Preferred”), and Series B Warrants (the “Series B Warrants”) to purchase approximtely 2,144,356 shares of the Company’s Common Stock, par value $0.005 per share (“Common Stock”). The transactions contemplated by the Purchase Agreement (collectively, the “Transactions”) were consummated on March 16, 2007. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and the Form of Series B Warrant is attached hereto as Exhibit 4.1. A description of the material terms of the Transactions is set forth below and is qualified in its entirety by reference to the documents attached hereto as exhibits 3.1, 4.1, 4.2 and 10.1 through 10.3, which are incorporated herein by reference.

The aggregate purchase price paid by the Buyers for the Series B Preferred and Series B Warrants was approximately $30,000,000. After related fees and expenses, the Company will receive net proceeds of approximately $29,000,000. The Company intends to use the proceeds for general corporate and working capital purposes, including without limitation preparing its response to a Request for Proposal recently issued by the Department of Defense (see Press Release dated March 19, 2007, attached hereto as Exhibit 99.1).

Series B Preferred

To designate and establish the shares of Series B Preferred, the Company filed its Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Cleveland BioLabs, Inc. (“Certificate of Designations”) on March 16, 2007 with the Secretary of State of the State of Delaware. The Certificate of Designations is attached hereto as Exhibit 3.1.

The holders of Series B Preferred are entitled to a cash dividend of 5% of the outstanding Series B Preferred amount payable in semi-annual installments. Shares of the Series B Preferred are convertible at the holder's election into shares of Common Stock at the conversion rate, which is the quotient of (1) the amount subject to conversion, divided by (2) the conversion price; provided, however, that approximately 2,203,010 of the 4,579,010 shares of Series B Preferred issued in the Transactions are not convertible in any event until stockholder approval, as required by the NASDAQ Capital Market (and described below), is obtained. The Series B Preferred has an initial conversion price of $7.00 per share, but it is subject to adjustment in the event of certain corporate transactions, including certain issuances of Common Stock at a price below the conversion price of the Series B Preferred. Shares of the Series B Preferred are convertible at the Company's election into shares of Common Stock at the conversion rate at any time after the six month anniversary of the effectiveness of a registration statement filed pursuant to the Registration Rights Agreement if, among other things, the closing sale price of the Company's Common Stock exceeds $20.00 per share for 30 consecutive trading days and the average daily trading volume of the Company’s Common Stock during that 30-trading day period exceeds 100,000 shares.

The Series B Preferred mature on September 16, 2009; upon maturity, the Company has the option, if certain conditions are satisfied, to elect either to redeem any outstanding Series B Preferred (plus accrued dividends) in cash or to convert any outstanding Series B Preferred into shares of Common Stock at the existing conversion rate.

Any holder of the Series B Preferred may require the Company to redeem all or a portion of its Series B Preferred shares if the Company: (1) fails to convert Series B Preferred within 10 business days of the request for conversion or provides written notice to a Series B Preferred holder of its refusal to comply with a request for conversion, (2) fails to pay any Series B Preferred holder any amounts payable in connection with the Transactions within 10 business days of the due date for payment, (3) declares or files for bankruptcy or similar event or one of its significant subsidiaries (as defined by Securities and Exchange Commission (“SEC”) rules and regulations) declares or files for bankruptcy or similar event, (4) incurs a final judgment against it or any of its subsidiaries in excess of $250,000, which is not bonded, discharged or stayed pending appeal within 90 days after entry, or (5) breaches any representation, warranty or covenant in any of the documents entered into in connection with the Transactions contemplated by the Purchase Agreement unless the breach or the event or condition giving rise to the breach would not have a material adverse effect or if the breach is cured within 20 days after notice of the breach. A holder who elects redemption in this situation is entitled to receive the greater of (a) up to 110% of the stated amount of the shares to be redeemed plus accrued dividends and (b) (i) the closing sale price of the Common Stock on (x) the day before the event giving rise to the redemption right, (y) the day after the event giving rise to the redemption or (z) the day the holder gives notice of redemption (whichever of the three is greatest) multiplied by (ii) the conversion rate at the time of such notice.

A holder of the Series B Preferred may also require the Company to redeem all or a portion of its shares if the Company enters into a change of control transaction. A holder who elects redemption in this situation is entitled to receive the greater of (a) up to 110% of the stated amount of the shares to be redeemed plus accrued dividends and (b) (i) the quotient of (x) the closing sale price of the Common Stock on (A) the day before announcement of the proposed change of control, (B) the day after announcement of the proposed change of control or (C) the day immediately prior to consummation of the change of control (whichever of the three is greatest) divided by (y) the conversion price, multiplied by (ii) the dollar amount to be converted.

Series B Warrants

The Series B Warrants have a five-year term and an exercise price of $10.36, the closing bid price on the day prior to the Purchase Agreement. The exercise price and shares issuable pursuant to the Series B Warrants are subject to adjustment in the event of certain corporate transactions, including certain issuances of Common Stock at a price below the exercise price of the Series B Warrants. The Series B Warrants are exercisable in cash, provided, however, that if the registration statement to be filed pursuant to the Registration Rights Agreement described below is not effective and available to a holder of Series B Warrants when required to be effective and available, the Series B Warrants may be exercised via cashless exercise.

The holders of Series B Warrants may exercise at any time after September 16, 2007 until expiration; provided, however, that approximately 1,177,528 of the 2,365,528 Series B Warrants issued in the Transactions are not exercisable in any event until stockholder approval, as required by the NASDAQ Capital Market, is obtained. The Company may require any or all of the holders of Series B Warrants to exercise their Series B Warrants if the closing sale price of the Common Stock exceeds $30.00 per share for 30 consecutive trading days.

Notwithstanding the conversion rights of the Series B Preferred holders and the Company, and the exercise rights of the holders of Series B Warrants and the Company, the Company may not issue any shares of Common Stock in conversion of the Series B Preferred or in exercise of any Series B Warrant if the conversion or exercise would either (1) cause the applicable holder to beneficially own a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding after giving effect to the conversion or exercise or (2) cause the Company to issue a number of shares of Common Stock that would exceed the number of shares of Common Stock that the Company could issue under the rules and regulations of the exchange on which those shares are traded (which currently, under the rules of the NASDAQ Capital Market, is 20% of the Company's outstanding shares of Common Stock) until such time as the Company receives the approval of its stockholders for the issuances in accordance with the rules of the NASDAQ Capital Market.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Buyers, dated as of March 16, 2007 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company granted the Buyers certain registration rights with respect to Common Stock issuable upon conversion of the Series B Preferred or exercise of the Series B Warrants or the Series C Warrants (described below and together with the Series B Warrants the “Warrants”). On or prior to June 14, 2007, the Company is required to prepare and file with the SEC a registration statement on Form S-3, or on another appropriate form, covering the resale of all of the shares of Common Stock issuable upon conversion of the Series B Preferred and upon exercise of the Warrants, subject to any limitations imposed by the SEC. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2.

Stockholder Approval and Voting Agreements

As discussed above, NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) requires that, for the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance, for less than the greater of book or market value of the Common Stock, the Company must obtain stockholder approval for the issuance. Accordingly, as set forth above, the conversion of the Series B Preferred and the exercise of the Warrants into Common Stock by their respective holders are each limited by and subject to obtaining stockholder approval. The Company’s Board of Directors has resolved to seek this approval at the Company’s 2007 annual stockholders meeting, and to recommend to its stockholders that such approval be given. In connection therewith, the Company has rescheduled its 2007 annual meeting to June 12, 2007 for stockholders of record as of April 17, 2007.

In connection with obtaining stockholder approval of the foregoing issuances, on March 16, 2007, the Company entered into Voting Agreements with Michael Fonstein, Andrei Gudkov, Yakov Kogan, The Cleveland Clinic Foundation, ChemBridge Corporation, Sunrise Equity Partners L.P. (“SEP”), and Sunrise Securities Corp. ("SSC"), each of whom agreed to vote in favor of authorizing the issuance of the shares of Common Stock underlying all of the Series B Preferred and the Warrants. In the aggregate, these parties to the Voting Agreement hold approximately 59% of the Company’s outstanding Common Stock. A copy of the Voting Agreement is attached hereto as Exhibit 10.3.

Placement Agents and Series C Warrants

SSC, Reedland Capital Partners, an Institutional Division of Financial West Group (“Reedland”), and Basic Investors, Inc. (“Basic”), served as placement agents (collectively, the “Agents”) for the Transactions. In consideration for their services, each Agent (and or its designees) received compensation as follows: SSC received an aggregate of 290,298 shares of Series B Preferred, Series B Warrants to purchase an aggregate of 145,149 shares of Common Stock, and Series C Warrants, to purchase 267,074 shares of Common Stock; Reedland received Series B Warrants to purchase an aggregate of 63,543 shares of Common Stock and cash compensation (in lieu of shares of Series B Preferred and additional Series B Warrants) of approximately $444,800; Basic received Series B Warrants to purchase an aggregate of 12,480 shares of Common Stock and cash compensation (in lieu of shares of Series B Preferred and additional Series B Warrants) of approximately $87,360. In the aggregate, the Series B Preferred and the Warrants issued in the Transactions are convertible for, and exercisable into, as of the date hereof, a maximum of approximately 6,944,538 shares of Common Stock (subject to adjustments for stock splits, anti-dilution, etc.).

The Series C Warrants have a five-year term and an exercise price of $11.00. The exercise price and shares issuable pursuant to the Series C Warrants are subject to adjustment in the event of certain corporate transactions, including certain issuances of Common Stock at a price below the exercise price of the Series C Warrants. The Series C Warrants are exercisable in cash or via cashless exercise at the discretion of the holder of the Series C Warrants.

The holders of Series C Warrants may exercise at any time after September 16, 2007 until expiration, provided, however, that the holders of the Series C Warrants may not exercise until stockholder approval, as required by the NASDAQ Capital Market, is obtained. Unlike in the case of the Series B Warrants, the Company does not have the right to require the holders of Series C Warrants to exercise the Series C Warrants.

Notwithstanding the exercise rights of the holders of Series C Warrants, the Company may not issue any shares of Common Stock in exercise of any Series C Warrant if the conversion or exercise would cause the applicable holder to beneficially own a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding after giving effect to the exercise.

The Series C Warrants also contain registration rights separate and apart from those set forth in the Registration Rights Agreement. These rights entitle the holders of Series C Warrants, among other things, to demand two registrations of the underlying shares after the later of (a) 15 months from the Closing Date and (b) effectiveness of the last registration statement to be filed pursuant to the Registration Rights Agreement. In connection with the exercise of the foregoing demand rights, the holders of the Series C Warrants may require that the Company effectuate the sale of the shares underlying the Series C Warrants through an underwritten public offering using underwriters selected by the holders of the Series C Warrants making the demand and at the Company's expense. If, however, during the 90 day period between the 12 month anniversary of the Closing Date and the 15 month anniversary of the Closing Date, the average daily trading volume of the Company’s Common Stock on the market on which it is primarily traded is equal to or greater than 100,000 shares, the foregoing demand registration rights shall terminate. The Series C Warrants also provide their holders with certain "piggyback" registration rights in the event the Company files a registration statement for resale of shares by its stockholders or in connection with an underwritten public offering. The Form of Series C Warrant issued to SSC (and/or its designees) is attached here to at Exhibit 4.2.

Related Party Transactions

Prior to the Transactions, SEP, one of the Buyers, together with SSC, may have been deemed a holder of more than 10% of the Company’s outstanding Common Stock. In the Transactions, SEP purchased 600,000 shares of Series B Preferred and received Series B Warrants to purchase 300,000 shares of Common Stock. As mentioned above, the Company also issued 290,298 shares of Series B Preferred, Series B Warrants to purchase an aggregate of 145,149 shares of Common Stock, and Series C Warrants to purchase 267,074 shares of Common Stock to SSC and/or its designees in consideration for its services as placement agent. None of the securities issued to SEP or SSC (or its designees) are convertible into, or exercisable for, Common Stock prior to the Company's receipt of stockholder approval. The Company has also engaged SSC as its exclusive management agent regarding all exercises of the Warrants, for which the Company will pay SSC a fee equal to 3.5% of the aggregate exercise price of each Warrant, payable in cash if the exercise is in cash, or in shares of Common Stock if the exercise is cashless.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The issuance of the Series B Preferred and the Warrants was not registered, in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, because the Series B Preferred and the Warrants were only offered to accredited investors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information contained in Item 1.01 is hereby incorporated by reference. The Certificate of Designations was effective upon filing, and was filed on March 16, 2007.

Item 8.01.	Other Events

On March 19, 2007, the Company issued a press release announcing (1) the Transactions described in Item 1.01 and (2) that it planned to submit a response to the Department of Defense’s Request for Proposal for the advanced development of medical radiation countermeasures to treat gastrointestinal effects of acute radiation syndrome. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Cleveland BioLabs, Inc., dated March 16, 2007.
4.1	Form of Series B Warrant.
4.2	Form of Series C Warrant.
10.1	Securities Purchase Agreement, dated March 16, 2007.
10.2	Registration Rights Agreement, dated March 16, 2007.
10.3	Voting Agreement, dated March 16, 2007.
99.1	Press Release dated March 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: March 19, 2007	By:	/s/ Michael Fonstein

Name: Michael Fonstein Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Cleveland BioLabs, Inc., dated March 16, 2007.
4.1	Form of Series B Warrant.
4.2	Form of Series C Warrant.
10.1	Securities Purchase Agreement, dated March 16, 2007.
10.2	Registration Rights Agreement, dated March 16, 2007.
10.3	Voting Agreement, dated March 16, 2007.
99.1	Press Release dated March 19, 2007.

EXECUTION COPY

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
OF
CLEVELAND BIOLABS, INC.

Cleveland BioLabs, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company (the "Board") by the Certificate of Incorporation, as amended, of the Company, and pursuant to Sections 151 and 141 of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.005 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Four Million, Five Hundred and Seventy Nine Thousand and Ten (4,579,010) shares of Series B Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue 4,579,010 shares of Series B Convertible Preferred Stock (the "Preferred Shares"), par value $0.005 per share, which shall have the following powers, designations, preferences and other special rights:

(1) Dividends. The holders of outstanding Preferred Shares (each a "Holder" and collectively, the "Holders") shall be entitled to receive dividends ("Dividends") payable on the aggregate Stated Value of such Preferred Shares at the Dividend Rate which shall be cumulative, and shall accrue daily from the Initial Issuance Date with respect to the Preferred Shares issued on the Initial Issuance Date, and be due and payable beginning on September 16, 2007 (the "First Dividend Date") and on each March 16 and September 16 after the First Dividend Date (each, including the First Dividend Date, a "Dividend Date"). If a Dividend Date is not a Business Day, then the Dividends shall be due and payable on the Business Day immediately following such Dividend Date. Notwithstanding the foregoing, Dividends shall cease to accrue on any Preferred Share upon the conversion of such Preferred Share into Common Stock in accordance with Section 2, and Dividends shall be due and payable on such Preferred Share, at the Dividend Rate, on the fifth (5th) Business Day after such conversion. Dividends shall be payable to each Holder in cash.

(2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Common Stock on the terms and conditions set forth in this Section 2.

(a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(i)  "Allocation Percentage" means a fraction, the numerator of which is the number of Preferred Shares issued to a Holder on the Initial Issuance Date and the denominator of which is the aggregate number of all the Preferred Shares issued on the Initial Issuance Date.

(ii)  "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors and stockholders of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(iii)  "Bloomberg" means Bloomberg Financial Markets.

(iv)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(v) “Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP.

(vi)  "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(vii)  "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(iii). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(viii)  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares.

(ix)  "Conversion Amount" means the Stated Value of the Preferred Shares being converted.

(x)  "Conversion Price" means Seven Dollars ($7.00), subject to adjustment as provided herein.

(xi)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(xii)  "Default Conversion Price" means as of any date of determination, the product of (1) 90% and (2) the lowest Closing Bid Price during the ten (10) Trading Days ending on and including such date of determination.

(xiii)  "Dividend Amount" means, on a per Preferred Share basis, the product of (x) the result of the following formula: (Dividend Rate)(N/365) and (y) the Stated Value.

(xiv)  "Dividend Rate" means (i) five percent (5.0%) per annum or (ii) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, a per annum rate equal to ten percent (10.0%).

(xv)  "Eligible Market" means the New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or, in each case, any successor thereto).

(xvi)  "Equity Conditions" means: (i) on each day during the period beginning three (3) months prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), either (x) the Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, (other than during any Allowable Grace Periods (as defined in the Registration Rights Agreement)), and the Company shall have no knowledge of any fact that would be reasonably expected to cause such Registration Statement required pursuant to the Registration Rights Agreement not to be effective and available for the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, or (y) all shares of Common Stock issued and issuable upon conversion of the Preferred Shares and upon exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws and the Company shall have no knowledge of any fact that would be reasonably expected to cause all shares of Common Stock issued and issuable upon conversion of the Preferred Shares and upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state i laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on an Eligible Market and shall not have been suspended from trading on such Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall proceedings for such delisting or suspension by such Eligible Market have been commenced, threatened or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of such Eligible Market; (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Common Stock upon conversion of the Preferred Shares and upon exercise of the Warrants to the Holders on a timely basis as set forth in Section 2(d)(ii) hereof and Section 1(a) of the Warrants, respectively; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 10 hereof or the rules or regulations of the applicable Eligible Market; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (B) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (vi) the Company shall not have breached any representation, warranty or covenant in any of the Transaction Documents, except to the extent that such breach, or the event or condition giving rise to such breach, would not have a Material Adverse Effect and except, in the case of a breach that is curable, only if such breach shall have continued for a period of twenty (20) days after notice of such breach to the Company by a Holder and (vii) if the applicable date of determination is subsequent to the Stockholder Meeting Deadline, the Company shall have obtained the Stockholder Approval.

(xvii)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(xviii)  "Excluded Securities" means any Common Stock issued or issuable or deemed to be issued in accordance with Section 2(f) hereof by the Company: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Preferred Shares or upon the exercise of the Warrants; (iii) pursuant to any bona fide firm commitment underwritten public offering with a nationally recognized underwriter, which generates gross proceeds to the Company in excess of $20,000,000 (other than an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, and "equity lines"); (iv) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; and (v) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 2(f)(ii).

(xix)  "Fundamental Transaction" means that the Company (or in the case of clause (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)) shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock.

(xx)  "GAAP" means United States generally accepted accounting principles, consistently applied.

(xxi)  "Indebtedness" shall have the meaning as set forth in the Securities Purchase Agreement.

(xxii)  "Initial Issuance Date" means March 16, 2007.

(xxiii)  "Liens" means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(xxiv)  "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

(xxv) "Material Adverse Effect" shall have the meaning set forth in the Securities Purchase Agreement.

(xxvi) "Maturity Date" means, with respect to a Preferred Share, the thirty (30) month anniversary of the Initial Issuance Date, unless extended pursuant to Section 2(d)(x).

(xxvii)  "N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends have been paid by the Company on the applicable Preferred Share, or the Initial Issuance Date if no Dividend Date has occurred, through and including the Conversion Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

(xxviii)  "Notice Date" means any Company Conversion Election Notice Date, Redemption at Option of Holder Notice Date or Change of Control Redemption Notice Date.

(xxix)  "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xxx)  "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(xxxi)  "Permitted Indebtedness" means (i) Indebtedness secured by Permitted Liens, (ii) Indebtedness solely between the Company and one or more of its Subsidiaries, (iii) Indebtedness to contract research organizations, hospitals or similar entities or organizations incurred in the ordinary course of business in connection with FDA approval-related trials of the Company’s product candidates, (iv) Indebtedness under real property leases for the Company’s business operation facilities, (v) any Capital Lease Obligations, and (vi) extensions, refinancings and renewals of the items in clauses (i)-(v) above, provided that the principal amount of such Indebtedness is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(xxxii)  "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) Liens (A) upon any real or personal property acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such real or personal property or indebtedness incurred solely for the purpose of financing the acquisition of such real or personal property, or (B) existing on such real or personal property at the time of its acquisition, provided that the Lien is confined solely to the real or personal property so acquired and improvements thereon, and the proceeds of the sale of such real property, (iii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP; (iv) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or Liens consisting of cash collateral securing the Company’s or any of its Subsidiaries’ performance of surety bonds, bids, performance bonds and similar obligations (exclusive of obligations for the payment of borrowed money) and, in each case, for which the Company and its Subsidiaries maintain adequate reserves in accordance with GAAP; (v) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $1,000,000 in the aggregate for the Company and its Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed; (vi) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; (vii) Liens consisting of cash collateral securing the Company’s and its Subsidiaries’ reimbursement obligations under letters of credit and lines of credit, provided that the aggregate amount of cash collateral securing such Indebtedness does not exceed the undrawn face amount of all such letters of credit or lines of credit outstanding at any one time; and (viii) Liens on equipment subject to Capital Lease Obligations, to the extent such Liens secure such Capital Lease Obligations; and (ix) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System and no such deposit account is intended by the Borrowers to provide collateral to the depository institution. and (x) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (ix) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase.

(xxxiii)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xxxiv)  "Principal Market" means The NASDAQ Capital Market.

(xxxv) Redemption Notices" means, collectively, the Notice of Redemption at Option of the Holder and the Change of Control Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(xxxvi) "Redemption Prices" means, collectively, the Option of Holder Redemption Price and the Change of Control Redemption Price, each of the foregoing, individually, a Redemption Price.

(xxxvii) "Registration Rights Agreement" means that certain registration rights agreement by and among the Company and the initial Holders of the Preferred Shares dated as of the Subscription Date, as such agreement may be amended from time to time as provided in such agreement.

(xxxviii) "Required Holders" means the Holders of Preferred Shares representing at least a majority of the aggregate number of Preferred Shares then outstanding.

(xxxix) "SEC" means the Securities and Exchange Commission.

(xl) "Securities Purchase Agreement" means that certain securities purchase agreement by and among the Company and the initial Holders, dated as of the Subscription Date, as such agreement further may be amended from time to time as provided in such agreement.

(xli) "Significant Subsidiary" means any Subsidiary (as defined in the Securities Purchase Agreement) that is a "significant subsidiary" within the meaning of Regulation S-X adopted by the SEC.

(xlii) "Stated Value" means Seven Dollars ($7.00).

(xliii)  "Stockholder Approval" shall have the meaning as set forth in the Securities Purchase Agreement.

(xliv)  "Stockholder Meeting Deadline" shall have the meaning set forth in the Securities Purchase Agreement.

(xlv)  "Subscription Date" means March 16, 2007.

(xlvi)  "Subsidiary" shall have the meaning as set forth in the Securities Purchase Agreement.

(xlvii)  "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity (if such Person has a Parent Entity).

(xlviii)  "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest), other than on account of income, franchise, profits or similar taxes imposed on Holder or resulting from any payment on or in respect to, or any issuance of shares of Common Stock upon conversion of any Preferred Share to a Person other than the Holder.

(xlix)  "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Certificate of Designations.

(l)  "Trading Day" means any day on which the Common Stock is scheduled to trade on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(li) "Transaction Documents" shall have the meaning set forth in the Securities Purchase Agreement.

(lii)  "Voting Stock" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(liii)  "Warrants" shall have the meaning as set forth in the Securities Purchase Agreement.

(liv)  "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(b) Holder's Conversion Right. Subject to the provisions of Section 7 and Section 10, at any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares, into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). In the event that any initial Holder of the Preferred Shares shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Allocation Percentage. Notwithstanding the foregoing, the Non-Convertible Preferred Shares (as defined in the Securities Purchase Agreement) shall not be convertible hereunder until such time as the Stockholder Approval has been obtained.

(c) Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.

(d) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i)  Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on a date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company on such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 13) (the "Preferred Stock Certificates").

(ii)  Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day thereafter, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Company's transfer agent (the "Transfer Agent") to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) provided the Transfer Agent is participating in the Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program and the shares of Common Stock are not required to contain legends, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the shares of Common Stock are required to contain legends, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(iii)  Dispute Resolution. In the case of a dispute as to the determination of the Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the determination of the Weighted Average Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(iv)  Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v)  Company's Failure to Timely Convert.

(A) Cash Damages. If (x) within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice, (y) on any Company Delivery Date or (z) on the Maturity Date (if the outstanding Preferred Shares are being converted as of such date), the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion or the Company's conversion (including any Maturity Conversion Shares), as applicable, of Preferred Shares, then in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 9(k) thereof), the Company shall pay additional damages to such Holder for each day after the Share Delivery Date, the Company Delivery Date or the Maturity Date, as applicable, that such conversion is not timely effected in an amount equal to one percent (1.0%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date, the Company Delivery Date or the Maturity Date , as applicable, and to which such Holder is entitled as set forth in the applicable Conversion Notice, in any Company Conversion Notice or in the Maturity Election Notice and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, the Company Delivery Date or the Maturity Date, as applicable, in the case of the failure to deliver Common Stock. Alternatively, at the election of the Holder, if (1) on the Share Delivery Date, (2) on any Company Delivery Date, (3) the Maturity Date (if the outstanding Preferred Shares are being converted as of such date) or (4) on any date of its obligation to deliver shares of Common Stock as contemplated pursuant to clause (ii) below, the Company shall fail to issue and deliver a certificate to a Holder or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion, the Company's Conversion Election or conversion on the Maturity Date, as applicable, of Preferred Shares, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate and the Conversion Amount set forth in the applicable Conversion Notice shall be deemed no longer outstanding hereunder, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date, the Company Delivery Date or the Maturity Date, as applicable. By complying with either of clauses (i) or (ii) in the preceding sentence in accordance with the Holder's request, the Company shall have been deemed to have cured the Conversion Failure.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason (other than as a result of a good faith dispute between the Holder and the Company being resolved in accordance herewith) a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the tenth (10th) Trading Day after the Share Delivery Date or Company Delivery Date, as applicable, with respect to a conversion of Preferred Shares (a “Conversion Failure), then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice or any applicable Company Conversion Notice, with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice or Company Conversion Notice; provided that the voiding of a Holder's Conversion Notice or Company Conversion Notice, as applicable, shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Conversion Failure shall be deemed to have been cured and the Conversion Price of any Preferred Shares returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice or voided Company Conversion Notice, as applicable, and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date or Company Delivery Date, as applicable, and ending on the date such Holder voided the Conversion Notice or Company Conversion Notice, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(vi)  Pro Rata Conversion; Disputes. Subject to Section 10, in the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 2(d)(iii).

(vii)  No Redemption. Other than as specifically set forth in Section 2(d)(x), the Preferred Shares may not be redeemed at the option of the Company at any time, in whole or in part, without the prior written consent of, and on terms and conditions satisfactory to, the Required Holders.

(viii)  Book-Entry. Upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

(ix)  Conversion at the Company's Election. On any date (the "Conversion Election Date") after the six month anniversary of the Effective Date (as defined in the Registration Rights Agreement) (the "Company Conversion Election Eligibility Date"), so long as (i) the Equity Conditions shall have been satisfied or waived in writing by the applicable Holder from and including the date of the Company Conversion Election Notice (as defined below) through and including the Company Election Conversion Date (as defined below), (ii) on each of the thirty (30) consecutive Trading Days immediately preceding the date of the Company Conversion Election Notice (the "Company Conversion Measuring Period"), the Closing Sale Price of the Common Stock exceeds Twenty Dollars ($20.00) (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events during the period commencing on the Initial Issuance Date and ending on the date of the applicable Company Conversion Election Notice), (iii) the average daily trading volume (as reported on Bloomberg) of the Common Stock for each day of the Company Conversion Measuring Period exceeds 100,000 shares, the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Preferred Shares be converted (the "Company Conversion Election") at the applicable Conversion Rate and (iv) the Conversion Price is below the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Company Delivery Date; provided, however, that the Company may not deliver a Company Conversion Election Notice within thirty (30) Trading Days of having previously delivered such a notice. The Company shall exercise its right to Company Conversion Election by providing each Holder written notice ("Company Conversion Election Notice") by facsimile and overnight courier on the Conversion Election Date. Notwithstanding anything herein to the contrary, the Company may effect no more than two Company Conversion Elections hereunder. The date on which each of such Holders actually receives the Company Conversion Election Notice is referred to herein as the "Company Conversion Election Notice Date." If the Company elects to require conversion of some, but not all, of such Preferred Shares then outstanding, the Company shall require conversion of an amount from each Holder equal to the product of (I) the total number of Preferred Shares which the Company has elected to convert multiplied by (II) such Holder's Allocation Percentage (such amount with respect to each Holder of such Preferred Shares being referred to herein as such Holder's "Pro Rata Conversion Amount"). In the event that any initial Holder of the Preferred Shares shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Allocation Percentage. The Company Conversion Election Notice shall indicate (x) the aggregate number of such Preferred Shares the Company has selected for conversion, (y) the date selected by the Company for conversion (the "Company Delivery Date"), which date shall be not less than twenty (20) Trading Days or more than sixty (60)Trading Days after the Company Conversion Election Notice Date, and (z) each Holder's Pro Rata Conversion Amount. Subject to the satisfaction of all the conditions of this Section 2(d)(x), on the Company Delivery Date each Holder of Preferred Shares selected for conversion will be deemed to have submitted a Conversion Notice in accordance with Section 2(d)(i) for a number of Preferred Shares equal to such Holder's Pro Rata Conversion Amount. Notwithstanding the above, any Holder may convert such shares (including Preferred Shares selected for conversion hereunder which shall reduce such Holder's Pro Rata Conversion Amount) into Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Company Delivery Date. If the Company fails to convert any Conversion Amount on the applicable Company Delivery Date, then each Holder shall be entitled to the remedies set forth in Section 2(d)(v).

(x) Mandatory Conversion and/or Redemption at Maturity.  If any Preferred Shares remains outstanding on the Maturity Date, and the Equity Conditions have been satisfied or waived by the applicable Holder, during the period commencing ten (10) Business Days prior to the Maturity Date through such Maturity Date, the Company shall convert such Preferred Shares into Common Stock (the "Maturity Conversion Shares") or, at the option of the Company, redeem such Preferred Shares in cash in an amount equal to the outstanding Conversion Amount for such Preferred Shares (the "Maturity Date Redemption Price"). On or prior to the tenth (10th) Trading Day prior to the Maturity Date (the "Maturity Election Notice Date"), the Company shall deliver a written notice (the "Maturity Election Notice") to each Holder of Preferred Shares (x) (1) confirming that the Preferred Shares shall be converted into Common Stock on the Maturity Date or (2) electing to redeem such Preferred Shares in cash on the Maturity Date and (y) certifying that the Equity Conditions have been satisfied. The Company shall be required to provide a Maturity Election Notice electing to pay Dividends in cash to the extent that the Equity Conditions are not satisfied as of the Maturity Election Notice Date. If the Equity Conditions were satisfied as of the Maturity Election Notice Date but the Equity Conditions are no longer satisfied at any time prior to the Maturity Date, the Company shall provide each Holder a subsequent notice to that effect indicating that unless the Holder waives the Equity Conditions, the outstanding Preferred Shares shall be redeemed in cash on the Maturity Date. Outstanding Preferred Shares converted into Maturity Conversion Shares shall be paid in a number of fully paid and nonassessable shares (rounded up to the nearest whole share) of Common Stock equal to the quotient of (i) the Conversion Amount divided by (ii) the Conversion Price. If any Maturity Conversion Shares are to be issued on the Maturity Date, then the Company shall on the Maturity Date, (X) provided the Transfer Agent is participating in DTC's Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y)  if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such Holder a certificate, registered in the name of the Holder or its designee, for the number of Maturity Conversion Shares to which the Holder shall be entitled. If the outstanding Preferred Shares are to be redeemed on the Maturity Date, then Company shall pay the Maturity Date Redemption Price on the Maturity Date by wire transfer of immediately available funds to an account designated in writing by such Holder prior to the Maturity Date. If the Company fails to convert or redeem all of the Preferred Shares outstanding on the Maturity Date by delivery of the Maturity Conversion Shares or payment of the Maturity Date Redemption Price, as applicable, for each such Preferred Share, then in addition to any remedy such Holder may have under any Transaction Document, (A) with respect to the failure to deliver Maturity Conversion Shares, (I) the Company shall pay to such Holder the cash damages set forth in Section 2(d)(v)(A) and such Holder may exercise any of the other remedies set forth in such Section 2(d)(v)(A) and (II) such Holder shall have the option to require the Company to redeem in cash any or all of such Holder's Preferred Shares for which Maturity Conversion Shares have not been delivered for the applicable Maturity Date Redemption Price and (B) with respect to the failure to pay the Maturity Date Redemption Price, (I) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of one percent 1.0% per month, prorated for partial months, until paid in full, and (II) any Holder shall have the option to require the Company to convert any or all of such Holder's Preferred Shares for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into (on a per Preferred Share basis) shares of Common Stock equal to the number which results from dividing the Maturity Date Redemption Price (together with any interest thereon) by the Default Conversion Price. If the Company has failed to deliver the Maturity Conversion Shares or to pay the Maturity Date Redemption Price, as applicable, in a timely manner as described above, then the Maturity Date shall be automatically extended for any Preferred Shares until the date the Holders receive such shares of Common Stock or Maturity Date Redemption Price and shall be further extended for any Preferred Shares for as long as (A) the conversion of such Preferred Shares would violate the provisions of Section 5 or (B) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event shall have occurred and be continuing.

(e)  Taxes.

(i) Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Preferred Shares and any amounts on account of dividends or deemed dividends, must be made by it without any Tax Deduction, unless a Tax Deduction is required by law. If the Company is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the affected Holders promptly.

(ii) If a Tax Deduction is required by law to be made by the Company, subject to Section 2(e)(i) above, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction including a Tax Deduction applicable to additional sums payable pursuant to this Section 2(e)) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If the Company is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law. As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

(iii) In addition, the Company agrees to pay in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares ("Other Taxes"). As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

(iv) The obligations of the Company under this Section 2(e) shall survive the payment for the Preferred Shares and all other amounts payable hereunder.

(f) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

(i) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any Common Stock (including the issuance or sale of Common Stock owned or held by or for the account of the Company but excluding Excluded Securities) for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such time (a "Dilutive Issuance"), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such Dilutive Issuance and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance and (II) the consideration, if any, received by the Company upon such Dilutive Issuance, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

(A)  Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(B)  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)  Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D)  Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, however, that the Company may without penalty defer until occurrence of such event issuing to any Holder, upon conversion of any Preferred Shares converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event, over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment; and provided, further, that any such adjustment shall be reversed or shall not become effective, as applicable, if the Company abandons the action to which the record date pertains.

(ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

(g) Notices.

(i)  Promptly upon any adjustment of the Conversion Price pursuant to Section 2(f), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

(ii)  The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii)  The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder (such notice, an "Event Notice").

(3) Redemption at Option of Holders.

(a) Triggering Event. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i)  the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) written notice, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

(ii)  the Company's failure to pay to the Holder any amounts (other than amounts subject to a good faith dispute between the Holder and the Company) when and as due pursuant to this Certificate of Designations or any other Transaction Document (as defined in the Securities Purchase Agreement), if such failure to pay continues for ten (10) Business Days after the applicable due date for such payment;

(iii)  the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

(iv)  the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action;

(v)  a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within ninety (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holders with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment; and

(vi)  the Company breaches any representation, warranty or covenant in any of the Transaction Documents, except to the extent that such breach, or the event or condition giving rise to such breach, would not have a Material Adverse Effect, and except, in the case of a breach that is curable, only if such breach continues for a period of twenty (20) days after notice of such breach to the Company by a Holder.

(b) Redemption Option Upon Triggering Event. After the occurrence of a Triggering Event and prior to the thirtieth (30th) day following the date such Triggering Event is cured, each Holder shall have the right, at such Holder's option, to require the Company to redeem all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 110% of the Stated Value plus the applicable Dividend Amount through the applicable redemption date (or, in the case of the Triggering Events set forth in Sections 3(a)(iii) and 3(a)(iv) above, 100% of such amount) and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Holder (as defined below) and (B) the greater of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding such Triggering Event, the Closing Sale Price of the Common Stock on the day immediately following such Triggering Event and the Closing Sale Price of the Common Stock on the date the Holder delivers the Notice of Redemption at Option of Holder (the "Option of Holder Redemption Price").

(c) Mechanics of Redemption at Option of Buyer. Within one (1) Business Day after the Company becomes or should have become aware of a qualifying Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each Holder. At any time after a Holder's receipt of a Notice of Triggering Event and prior to the thirtieth (30th) day following such time as the event or condition giving rise to the Triggering Event is cured and the Holder receives written notice from the Company to such effect, any Holder of Preferred Shares then outstanding may require the Company to redeem up to all of such Holder's Preferred Shares by delivering (such date of delivery, the "Redemption at Option of Holder Notice Date") written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

(d) Payment of Option of Holder Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Company's receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder (such date, the "Option of Holder Redemption Date") the applicable Option of Holder Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the third (3rd) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder. Redemptions required by this Section 3 shall be deemed to be voluntary redemptions. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder of such Holder's Allocation Percentage multiplied by the total number of Preferred Shares to be redeemed from all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at a rate equal to the lesser of one percent (1.0%) per month and the maximum rate permitted by law (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full. The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 3, the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty

(e) Void Redemption. In the event that the Company does not pay a Redemption Price within ten (10) Business Days after the Option of Holder Redemption Date or Change of Control Redemption Date, as applicable, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the applicable Redemption Notice shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice and the Company’s failure to pay the applicable Redemption Price shall be deemed cured, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the applicable Redemption Notice is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company, as applicable, subject to further adjustment as provided in this Certificate of Designations.

(f) Disputes. In the event of a dispute as to the determination of the arithmetic calculation of the Option of Holder Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Option of Holder Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

(4) Other Rights of Holders.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by such Holder and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that, notwithstanding anything to the contrary contained herein, in any such case the provisions of Section 2(f) shall not be applicable to such grant, issuance or sale by the Company.

(5) Reservation of Shares.

(a) Commencing on the Initial Issuance Date, the Company shall reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each Preferred Share equal to 120% of the sum of (i) the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to the Conversion Amount of each such Preferred Share as of the Initial Issuance Date, and (ii) the number of shares of Common Stock necessary to effect the exercise of all of the Warrants. So long as any of the Preferred Shares are outstanding, the Company shall take all action reasonably necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by reason of the foregoing sentence (without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall promptly take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as reasonably practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(6) Voting Rights. Subject to Sections 7 and 10 and except as otherwise required by law, each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder's Preferred Shares would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock; provided, however, that the voting rights hereunder shall be limited or reduced if necessary to comply with any applicable rules and regulations of the Principal Market. Each Holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Preferred Shares, in which case the Holders of Preferred Shares only shall vote as a separate class.

(7) Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect any conversion of Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% ("Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. The Company shall not give effect to any voting rights of the Preferred Shares, and any Holder shall not have the right to exercise voting rights with respect to any Preferred Shares pursuant hereto, to the extent that giving effect to such voting rights would result in such Holder (together with its affiliates) being deemed to beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, assuming such exercise as being equivalent to conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 7, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-KSB, Form 10-QSB or Form 8-K, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within two (2) Business Days following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(8) Change of Control Redemption Right; Liquidation, Dissolution, Winding-Up.

(a) Change of Control. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "Change of Control Notice"). At any time during the period (the "Change of Control Period") beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem all or any portion of such Holder's Preferred Shares by delivering (such date of delivery, the "Change of Control Redemption Notice Date") written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. Any Preferred Shares subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to the greater of (i) the product (x) the sum of the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the greater of the Closing Sale Price of the Common Stock immediately prior to the consummation of the Change of Control, the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of the Common Stock immediately prior to the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) 110% of the Stated Amount plus the applicable Dividend Amount (the "Change of Control Redemption Price"). Upon the Company's receipt of a Change of Control Redemption Notice(s) from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Company's receipt of such notice(s). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control to all Holders that deliver a Change of Control Redemption Notice prior to the consummation of such Change of Control and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date"). Redemptions required by this Section 8(a) shall be deemed to be voluntary redemptions. Notwithstanding anything to the contrary in this Section 8(a), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 8 may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company's Common Stock pursuant to Section 2(c)(i). The Holders and the Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 8(a), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future dividend rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 3(e).

(b) Liquidation. In the event of a Liquidation Event (such date, a "Liquidation Date"), the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any Common Stock or other capital stock of the Company (other than the Preferred Shares) in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) the Stated Amount plus (ii) the applicable Dividend Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each Holder and each holder of Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to, the holders of shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(9) Preferred Rank. All shares of Common Stock and other capital stock of the Company (other than the Preferred Shares) shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock and other capital stock of the Company (other than the Preferred Shares) shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions and payments upon the liquidation, dissolution and winding up of the Company, provided any of such junior preferred stock is not subject to redemption.

(10) Limitation on Number of Conversion Shares. Notwithstanding anything to the contrary contained herein, the Company shall not issue any shares of Common Stock upon conversion of the Preferred Shares or exercise of the Warrants if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares or upon exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (and any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, in the aggregate, upon conversion of Preferred Shares or exercise of the Warrants, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock underlying the Preferred Shares and Warrants issued to such Purchaser pursuant to the Securities Purchase Agreement on the Initial Issuance Date and the denominator of which is the aggregate number of shares of Common Stock underlying all of the Preferred Shares (other than Non-Convertible Preferred Shares) and Warrants (other than the Non-Convertible Warrants, as defined in the Securities Purchase Agreement) issued to the Purchasers on the Initial Issuance Date pursuant to the Securities Purchase Agreement (the "Exchange Cap Allocation"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation. In the event that any Holder shall convert all of such Holder's Preferred Shares into and exercise all of such Holder’s Warrants for into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the number of shares of Common Stock underlying the Preferred Shares and Warrants then held by each such Holder.

(11) Participation. Subject to the rights of the holders, if any, of the Pari Passu Shares, the Holders shall, as holders of Preferred Shares, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. Following the occurrence of a Liquidation Event and the payment in full to a Holder of its applicable liquidation preference, such Holder shall cease to have any rights hereunder to participate in any future dividends or distributions made to the holders of Common Stock.

(12) Consent of Required Holders. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent of the Required Holders, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over, or is on a parity with, the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of Common Stock (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services); (e) pay cash dividends on the Common Stock; (f) incur, suffer to exist or assume any Indebtedness other than Permitted Indebtedness; or (g) suffer to exist any Liens other than Permitted Liens.

(13) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, if requested by the Company, the posting of reasonable bond or other security, and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(14) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. Except as otherwise provided herein, the remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual or consequential damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(15) Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers (as defined in the Securities Purchase Agreement) and shall not be construed against any person as the drafter hereof.

(16) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(17) Notice. Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by a Buyer then substituting the words "holder of Securities" for the word "Buyer").

(18) Transfer of Preferred Shares. A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities law and the terms and conditions hereof and of the Securities Purchase Agreement.

(19) Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(20) Stockholder Matters. To the extent permitted by the Certificate of Incorporation, any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof or the issuance of any Warrants and the Common Stock issuable upon exercise thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(21) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Michael Fonstein, its Chief Executive Officer and President, as of the 16th day of March, 2007

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer and President

EXHIBIT I

CLEVELAND BIOLABS, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Cleveland BioLabs, Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.005 per share (the "Preferred Shares"), of Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.005 per share (the "Common Stock"), of the Company, as of the date specified below.

Date of Conversion:  _______________________________________________________

Number of Preferred Shares to be converted: _____________________________________

Stock certificate no(s). of Preferred Shares to be converted: __________________________

Tax ID Number (If applicable): ________________________________________________

Please confirm the following information: _______________________________________________

Conversion Price:__________________________________________________________

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to: _________________________________________

Address: _________________________________________

Telephone Number: _________________________________

Facsimile Number: __________________________________

Authorization: _____________________________________

By:  ______________________________________
Title: _____________________________________

Dated:

Account Number (if electronic book entry transfer): ________________________________

Transaction Code Number (if electronic book entry transfer): _________________________

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated March __, 2007 from the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

CLEVELAND BIOLABS, INC.

By: ___________________________

Name: _________________________
Title: __________________________

[FORM OF SERIES B WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF.

[Insert for Non-Convertible Warrants: THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED UNTIL THE STOCKHOLDER APPROVAL DATE (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT, DATED MARCH 16, 2007, BY AND AMONG THE COMPANY AND THE BUYERS PARTY THERETO).]

CLEVELAND BIOLABS, INC.

SERIES B Warrant To Purchase Common Stock

Warrant No.: B-______
Number of Shares of Common Stock:_____________
Date of Issuance: March 16, 2007 ("Issuance Date")

Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER] the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after September 16, 2007 (the "Initial Exercise Date"), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below ___________________(______________)1  fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants (as defined in the Securities Purchase Agreement) to purchase Common Stock (the "SPA Warrants" issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of March 16, 2007 (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein (the "Securities Purchase Agreement").

1 Insert number of shares equal to 50% of the Conversion Amount (as defined in the Certificate of Designations) on the Issuance Date divided by the initial Conversion Price (as defined in the Certificate of Designations).

1.  EXERCISE OF WARRANT.

(a)  Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date, in whole or in part by (i) delivery of a written notice, in the form attached hereto as Exhibit B (the "Exercise Notice"), of the Holder's election to exercise this Warrant, (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds, or (B) to the extent permitted by Section 1(d), by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)), and (iii) if required by Section 2(h) or unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder, the surrender of this Warrant to a common carrier for overnight delivery to the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7(a) shall be applicable. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice, the Aggregate Exercise Price (or notice of a Cashless Exercise) and, if required, this Warrant (collectively, the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery to the Company of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant, other than income, franchise, profits or similar taxes of the Holder or taxes resulting from issuance of Warrant Shares to a Person other than the Holder.

(b)  Exercise Price. For purposes of this Warrant, "Exercise Price" means $10.36, subject to adjustment as provided herein.

(c)  Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Trading Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the Exercise Delivery Documents, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's exercise hereunder or if the Company fails to deliver to the Holder the certificate or certificates representing the applicable Warrant Shares (or credit the Holder's balance account at DTC with the applicable Warrant Shares) within three (3) Trading Days after its obligation to do so under clause (ii) below and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate or credit such Holder's balance account with DTC (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise. By complying with either of clauses (i) or (ii) in the preceding sentence in accordance with the Holder's request, the Company shall have been deemed to have cured the failure to timely deliver such shares of Common Stock.

(d)  Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares") is required pursuant to the Registration Rights Agreement to be available for the resale of such Unavailable Warrant Shares but is not so available, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) over the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)  Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)  Limitations on Exercises.

(i)  Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(ii)  Principal Market Regulation. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise or conversion, as applicable, of the SPA Warrants and SPA Securities or otherwise without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Buyer shall be issued in the aggregate, upon exercise or conversion, as applicable, of any SPA Warrants or SPA Securities, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock underlying the SPA Warrants and SPA Securities issued to such Buyer pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock underlying all of the SPA Warrants (other than the Non-Convertible Warrants (as defined in the Securities Purchase Agreement)) and SPA Securities (other than the Non-Convertible Preferred Shares (as defined in the Securities Purchase Agreement)) issued to the Buyers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Buyer, the "Exchange Cap Allocation"). In the event that any Buyer shall sell or otherwise transfer any of such Buyer's SPA Warrants, the transferee shall be allocated a pro rata portion of such Buyer's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of SPA Warrants shall exercise all of such holder's SPA Warrants for, convert all of such holder’s SPA Securities into, a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of SPA Warrants and SPA Securities on a pro rata basis in proportion to the shares of Common Stock underlying the SPA Warrants and SPA Securities then held by each such holder. In the event that the Company is prohibited from issuing any Warrant Shares for which Exercise Delivery Documents have been received as a result of the operation of this Section 1(f)(ii), the Company shall pay cash in exchange for cancellation of such Warrant Shares, at a price per Warrant Share equal to the difference between Weighted Average Price and the Exercise Price as of the date of the attempted exercise.

(g)  Insufficient Authorized Shares. If at any time while this Warrant remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% (the "Required Reserve Amount") of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as reasonably practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(h)  Book-Entry. Upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the Holder first physically surrenders this Warrant to the Company in accordance with Section 7(a). The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercises of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.

(i)  [INSERT IN NON-CONVERTIBLE WARRANTS: Notwithstanding the foregoing, this Warrant shall not be exercisable until after the Stockholder Approval Date (as defined in the Securities Purchase Agreement).]

2.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)  Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined in the Certificate of Designations) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

  (i)     Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

  (ii)     Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

  (iii)     Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

  (iv)     Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

  (v)     Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

  (vi)     Floor Price. Until such time as the Company receives the Stockholder Approval, no adjustment pursuant to Section 2(a) shall cause the Exercise Price to be less than $10.36, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

(b)  Adjustment upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)  Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment consistent with the provisions of this Section 2 in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.  RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution") at any time after the issuance of this Warrant, then, in each such case, any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of shares of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date; provided, however, that in the event that the Distribution is of shares of Common Stock (or common stock) ("Other Shares of Common Stock") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the Exercise Price of this Warrant was decreased with respect to the Distribution pursuant to the terms of this Section 3.

4.  PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)  Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that, notwithstanding anything to the contrary contained herein in any such case the provisions of Section 2 shall not be applicable to such grant, issuance or sale by the Company.

(b)  Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction in which the Company is not a surviving entity holding all or substantially all of the assets that the Company held prior to such Fundamental Transaction, unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders. Prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)  Notwithstanding the foregoing, in the event of a Fundamental Transaction other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, at the request of the Holder delivered before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction calculated using the Black Scholes Option Pricing Model.

5.  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action reasonably necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.  REISSUANCE OF WARRANTS.

(a)  Transfer of Warrant. If this Warrant is to be transferred in accordance herewith and the Purchase Agreement, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)  Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)  Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)  Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.  MANDATORY EXERCISE; REDEMPTION.

(a)  Mandatory Exercise. Within one Business Day of the last Trading Day of any Mandatory Exercise Period, the Company may, at its election, deliver notice to the Holder confirming that a Mandatory Exercise Period has occurred. Subject to satisfaction (or waiver by the Holder) of the Conditions to Mandatory Exercise (as defined below), within ten (10) Business Days after the receipt of the Mandatory Exercise Notice (the “Mandatory Exercise Deadline”), the Holder, subject to the first paragraph of this Warrant, shall submit an Exercise Notice in accordance with Section 2 (a “Mandatory Exercise Notice”), electing to exercise this Warrant, for all of the then remaining Warrant Shares which are not subject to an Exercise Notice delivered to the Company by the Holder on or prior to delivery to the Holder of the Mandatory Exercise Notice, and shall submit to the Company the Aggregate Exercise Price therefor, in cash, by wire transfer of immediately available funds. This Warrant shall be exercised in its entirety in accordance with Section 2 on the date on which the Company receives the Aggregate Exercise Price pursuant to the preceding sentence (the “Mandatory Exercise Date”). Upon the written request of the Holder of this Warrant, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such request, confirm in writing the status of the Company’s compliance with each of the Conditions to Mandatory Exercise.

(b)  Redemption of Warrants. If the Holder shall have failed to exercise this Warrant with respect to all of the Warrant Shares, or shall have failed to have paid the applicable Aggregate Exercise Price, by the Mandatory Exercise Deadline and the Conditions to Mandatory Exchange have been satisfied (or waived by the Holder), (i) this Warrant shall be redeemed by the Company at a price (the “Redemption Amount”) equal to the product of (A) $0.01, and (B) the number of Warrant Shares as to which this Warrant has not been exercised on or prior to the Mandatory Exercise Deadline; (ii) the Company shall promptly pay the Redemption Amount to the Holder, by check or wire transfer, and (iii) after the Mandatory Exercise Deadline, this Warrant shall represent only the right to receive the Redemption Amount, and the Holder shall have no other rights hereunder, with respect to the Warrant Shares as to which this Warrant has not been exercised.

(c)  Conditions to Mandatory Exercise. “Conditions to Mandatory Exercise” shall mean, on each day commencing with the first day of the applicable Mandatory Exercise Period through and including the earlier of the Mandatory Exercise Date and the Mandatory Exercise Deadline, the Equity Conditions (as defined in the Certificate of Designations) shall have been satisfied.

(d) Pro Rata Redemption Requirement. If the Company elects to cause a mandatory exercise pursuant to Section 8(a), then it must simultaneously take the same action in the same manner with respect to the other SPA Warrants.

9.  NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, other than Excluded Securities, to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10.  AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or change the class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

11.  GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accor-dance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.  CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14.  REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.  TRANSFER.This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement, provided that any such offer, sale, transfer or assignment is in compliance with applicable securities law, and the terms and conditions hereof and of the Securities Purchase Agreement .

16.  CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)  "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

(b)  "Bloomberg" means Bloomberg Financial Markets.

(c)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)  "Certificate of Designations" means the certificate of designations for the Series B Convertible Preferred Stock in the form attached as Exhibit A to the Securities Purchase Agreement.

(e)  "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)  "Common Stock" means (i) the Company's shares of Common Stock, par value $0.005 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the SPA Warrants.

(h)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(i)  "Eligible Market" means the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market.

(j)  "Expiration Date" means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

(k)  "Fundamental Transaction" means that the Company (or in the case of clause (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)) shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(l)  “Mandatory Exercise Period” means any period of thirty (30) consecutive Trading Days during which the Closing Sale Price of the Common Stock on each such Trading Day is equal to or greater than the Mandatory Exercise Trigger Price.

(m)  “Mandatory Exercise Trigger Price” means Thirty Dollars ($30.00) (subject to adjustment for stock splits, stock dividends and other similar events after the Issuance Date).

(n)  "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o)  "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(q)  "Principal Market" means the NASDAQ Capital Market.

(r)  "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Issuance Date by and among the Company and the Buyers.

(s)  "Required Holders" means the holders of the SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

(t)  "SPA Securities" means the Preferred Shares issued pursuant to the Securities Purchase Agreement.

(u)  "Successor Entity" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(v)  "Trading Day" means any day on which the Common Stock is scheduled to trade on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(w)  "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CLEVELAND BIOLABS, INC.

By:
Name: Michael Fonstein
Title: Chief Executive Officer and President

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

CLEVELAND BIOLABS, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares (to the extent permitted).

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

_____________________________
Name of Registered Holder

By: _______________________________
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated March __, 2007 from the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

CLEVELAND BIOLABS, INC.

By:
Name:
Title:

[FORM OF SERIES C WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THIS WARRANT. THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE NUMBER SET FORTH ON THE FACE HEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED UNTIL THE STOCKHOLDER APPROVAL DATE (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT, DATED MARCH 16, 2007, BY AND AMONG THE COMPANY AND THE BUYERS PARTY THERETO).

CLEVELAND BIOLABS, INC.

SERIES C Warrant To Purchase Common Stock

Warrant No.: C-_____
Number of Shares of Common Stock:_____________
Date of Issuance: March 16, 2007 ("Issuance Date")

Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER] the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after September 16, 2007 (the "Initial Exercise Date"), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below ___________________(______________) fully paid nonassessable shares of Common Stock (as defined below) (the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants (as defined in the Securities Purchase Agreement) to purchase Common Stock (the "SPA Warrants" issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of March 14, 2007 (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein (the "Securities Purchase Agreement").

1.  EXERCISE OF WARRANT.

(a)  Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Initial Exercise Date, in whole or in part by (i) delivery of a written notice, in the form attached hereto as Exhibit B (the "Exercise Notice"), of the Holder's election to exercise this Warrant, (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds, or (B) to the extent permitted by Section 1(d), by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)), and (iii) if required by Section 2(h) or unless the Holder has previously delivered this Warrant to the Company and it or a new replacement Warrant has not yet been delivered to the Holder, the surrender of this Warrant to a common carrier for overnight delivery to the Company; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7(a) shall be applicable. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice, the Aggregate Exercise Price (or notice of a Cashless Exercise) and, if required, this Warrant (collectively, the "Exercise Delivery Documents"), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the "Transfer Agent"). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery to the Company of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant, other than income, franchise, profits or similar taxes of the Holder or taxes resulting from issuance of Warrant Shares to a Person other than the Holder.

(b)  Exercise Price. For purposes of this Warrant, "Exercise Price" means $11 per share of Common Stock, subject to adjustment as provided herein.

(c)  Company's Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Trading Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.0% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the Exercise Delivery Documents, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's exercise hereunder or if the Company fails to deliver to the Holder the certificate or certificates representing the applicable Warrant Shares (or credit the Holder's balance account at DTC with the applicable Warrant Shares) within three (3) Trading Days after its obligation to do so under clause (ii) below and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate or credit such Holder's balance account with DTC (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise. By complying with either of clauses (i) or (ii) in the preceding sentence in accordance with the Holder's request, the Company shall have been deemed to have cured the failure to timely deliver such shares of Common Stock.

(d)  Cashless Exercise.  Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) over the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)  Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f)  Limitations on Exercises.

Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(g)  Insufficient Authorized Shares. If at any time while this Warrant remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% (the "Required Reserve Amount") of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding. Without limiting the generality of the foregoing sentence, as soon as reasonably practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(h)  Book-Entry. Upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company unless it is being exercised for all of the Warrant Shares represented by the Warrant. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and issued and the dates of such exercises or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Warrant upon each such exercise. In the event of any dispute or discrepancy, such records of the Company establishing the number of Warrant Shares to which the Holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if this Warrant is exercised as aforesaid, the Holder may not transfer this Warrant unless the Holder first physically surrenders this Warrant to the Company in accordance with Section 7(a). The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercises of any portion of this Warrant, the number of Warrant Shares represented by this Warrant may be less than the number stated on the face hereof.

(i)  Notwithstanding the foregoing, this Warrant shall not be exercisable until after the Stockholder Approval Date (as defined in the Securities Purchase Agreement).

2.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)  Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined in the Certificate of Designations) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

  (i)     Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

  (ii)     Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

  (iii)     Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

  (iv)     Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

  (v)     Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

  (vi)     Floor Price. Until such time as the Company receives the Stockholder Approval, no adjustment pursuant to Section 2(a) shall cause the Exercise Price to be less than $10.36, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

(b)  Adjustment upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)  Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment consistent with the provisions of this Section 2 in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.  RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution") at any time after the issuance of this Warrant, then, in each such case, any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of shares of Common Stock, and (ii) the denominator shall be the Weighted Average Price of the shares of Common Stock on the Trading Day immediately preceding such record date; provided, however, that in the event that the Distribution is of shares of Common Stock (or common stock) ("Other Shares of Common Stock") of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the Exercise Price of this Warrant was decreased with respect to the Distribution pursuant to the terms of this Section 3.

4.  PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)  Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided that, notwithstanding anything to the contrary contained herein in any such case the provisions of Section 2 shall not be applicable to such grant, issuance or sale by the Company.

(b)  Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction in which the Company is not a surviving entity holding all or substantially all of the assets that the Company held prior to such Fundamental Transaction, unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders. Prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)  Notwithstanding the foregoing, in the event of a Fundamental Transaction other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, at the request of the Holder delivered before the ninetieth (90th) day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such Fundamental Transaction calculated using the Black Scholes Option Pricing Model.

5.  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action reasonably necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.  REISSUANCE OF WARRANTS.

(a)  Transfer of Warrant. If this Warrant is to be transferred in accordance herewith and the Purchase Agreement, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)  Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)  Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)  Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.  REGISTRATION RIGHTS.

8.1.    Demand Registration.

(a)  Right to Demand Registration. (i) Subject to Sections 8.1(a)(iv) and 8.1(c), at any time or from time to time after the date that is fifteen (15) months after the Issuance Date (the "Demand Date"), the Required Holders shall have the right to request in writing that the Company register all or part of such Required Holders' Registrable Securities (as defined in the Registration Rights Agreement) (a "Request") by filing with the Securities and Exchange Commission (the "SEC") a Demand Registration Statement (a "Demand Registration").

(1) Each Request shall specify the amount of Registrable Securities (as defined in the Registration Rights Agreement) intended to be disposed of by such Holders and the intended method of disposition thereof.

(2) As promptly as practicable, but no later than ten (10) days after receipt of a Request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities.

(3) Subject to Section 8.1(b), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holders and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within ten (10) days after the receipt of such written notice from the Company.

(4) The Company, as expeditiously as possible following a Request, shall use its reasonable best efforts to cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of 1933, as amended (the "1933 Act") of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests.

(4) The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Demand Registration Statement; provided, such period need not extend beyond nine (9) months after the effective date of the Demand Registration Statement; and provided, further, that with respect to any Demand Registration Statement, such period, in any event, shall terminate when all Registrable Securities covered by such Demand Registration Statement have been sold (but not before the expiration of the 90 day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable) (the "Demand Registration Period").

(ii) A Request may be withdrawn prior to the filing of the Demand Registration Statement by holders of a majority of the Registrable Securities included in such registration (the "Required Holders of the Registration") (a "Withdrawn Request") and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by the Required Holders of the Registration (a "Withdrawn Demand Registration") and such withdrawals shall be treated as a Demand Registration which shall have been effected pursuant to this Section 8.1, unless the Required Holders of Registrable Securities to be included in such Registration Statement reimburse the Company for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Demand Registration Statement (to the extent actually incurred); provided; however, that if a Withdrawn Request or Withdrawn Demand Registration is made because of a material adverse change in the business or financial condition of the Company, then such withdrawal shall not be treated as a Demand Registration effected pursuant to this Section 8.1 (and shall not be counted toward the number of Demand Registrations to which such Holders are entitled), and the Company shall pay all Registration Expenses in connection therewith. Any Holder requesting inclusion in a Demand Registration may, at any time prior to the effective date of the Demand Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(iii) The registration rights granted pursuant to the provisions of this Section 8.1 shall be in addition to the registration rights granted pursuant to the other provisions of Section 8 hereof.

(iv) Notwithstanding anything to the contrary herein, the registration rights pursuant to the provisions of this Section 8.1 shall be available on any given day only to the extent (i) all of the Warrant Shares are not previously registered for resale on a registration statement on Form S-3 or such registration statement is not available for the resale of all such Warrant Shares and (ii) the average daily trading volume as reported by Bloomberg of the Company's Common Stock on the Principal Market (as defined in the Securities Purchase Agreement) during the 30 calendar day period preceding such given date is less than 100,000 shares; provided, that the registration rights pursuant to this Section 8.1 shall terminate in their entirety, and be of no further force or effect on the Demand Date if during the ninety (90) day period immediately preceding the Demand Date, the average daily trading volume as reported by Bloomberg of the Common Stock on the Principal Market (or such other market or service on which the Common Stock is traded or quoted) is at least 100,000 shares.

(b)  Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities, if any, requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Required Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated pro rata (on an as converted, fully-diluted basis and without giving effect to any exercise limitations contained in this Warrant) In the event the Company shall not, by virtue of this Section 8.1(b), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder, upon written notice to the Company given within five (5) days of the time such Holder first is notified of such matter, may reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

(c)  Limitations on Registrations. The rights of Holders of Registrable Securities to request Demand Registrations pursuant to Section 8.1(a) are subject to the following limitations:

(i)  in no event shall the Company be required to effect a Demand Registration unless the reasonably anticipated aggregate offering price to the public of all Registrable Securities for which registration has been requested by Holders, together with any shares sold by the Company for its own account, will be at least $5,000,000 (or a lesser amount if all remaining Registrable Securities are requested to be registered);

(ii)  in no event shall the Company be required to effect a Demand Registration prior to 91 calendar days after a prior Demand Registration Statement is declared effective by the SEC; and

(iii)  in no event shall the Company be required to effect a Demand Registration at any time during the period commencing with the filing of the Initial Registration Statement or the Additional Registration Statement (as such terms are defined in the Registration Rights Agreement) with the SEC and ending with the earlier of (x) the effectiveness of the Initial Registration Statement or the Additional Registration Statement, as applicable, and (y) the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement).

(iv)  in no event shall the Company be required to effect, in the aggregate, more than two (2) Demand Registrations; provided, however, that such number shall be increased to the extent the Company does not include in what would otherwise be the final registration the number of Registrable Securities requested to be registered by the Holders by reason of Section 8.1(b); provided, further, that the Registration Expenses with respect of one Demand Registration Statement will be borne by the Company and the Registration Expenses of one Demand Registration Statement will be borne by the Initiating Holders and by such other Holder which shall have made a written request to include his Registrable Securities..

(d)  Underwriting.

(i)  Selection of Underwriters. Notwithstanding anything to the contrary contained in Section 8.1(a), if the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holders may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holders. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holders holding a majority of the Registrable Securities (so long as such Underwriter is not affiliated with any such majority holders) for which registration was requested in the Request, subject to the approval of the Company (such approval not to be unreasonably withheld or delayed).

(ii)  Underwriting Agreements. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Required Holders of the Registration.

(iii)  Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 8.1(a) shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders' option, require that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

(iv)  Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents customary for such an offering and reasonably required under the terms of such underwriting arrangements.

(v)  In no event shall the Company be required to effect more than two (2) Underwritten Offerings.

(e)  Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by such registration unless (a) the Required Holders of the Registration shall have consented in writing to the inclusion of such other securities and (b) no holder of Registrable Securities is unable to include any of its Registrable Securities requested for inclusion in such registration by reason of Section 8.1(b).

(f)  Effective Registration Statement; Suspension. A Demand Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Demand Registration Statement for the Demand Registration Period, (ii) if the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied other than by the sole reason of any breach or failure by the Holders of Registrable Securities or are not otherwise waived.

(g)  Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is ninety (90) days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Required Holders of the Registration shall withdraw such Request or such Demand Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement, the Company shall not, without the consent of the Required Holders of the Registration, file a registration statement pertaining to any other securities of the Company (other than a registration relating solely to the sale of securities to participants in a Company employee stock or similar plan on Form S-8).

(h)  Registration Statement Form. Registrations under this Section 8.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Initiating Holders holding a majority of the Registrable Securities for which registration was requested in the Request, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. The Company agrees to include in any such Registration Statement all information which any selling Investor Holder, upon advice of counsel, shall reasonably request.

8.2.    Piggyback Registration.

(a)  Piggyback Rights. If any time prior to the date that is five (5) years from the Issuance Date, the Company proposes to file a registration statement with the SEC with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, on convertible into, equity securities, for its own account or for the account of any stockholder of the Company (other than a registration statement on Form S-4 or Form S-8 or their successors or any other form for a limited similar purpose or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another Person), the Company shall, at least thirty (30) days prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of any Holder or Holders given within twenty (20) days of the receipt of such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use its reasonable best efforts to cause the Registrable Securities that such Holder or Holders request the Company to register to be included in such registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters (if any) of a proposed Underwritten Offering to permit such Registrable Securities to be included in such registration on the same terms and conditions as any similar securities of the Company, in each case to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Holder or Holders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 8.2 without obligation to the Holders (any such registration statement which includes Registrable Securities, a "Piggy-Back Registration Statement").

(b)  Underwritten Offerings. In connection with any Underwritten Offering under this Section 8.2 (but not including Underwritten Offerings under Section 8.1), the notice to the Holders shall state whether such offering is an Underwritten Offering and the Company shall not be required to include any Registrable Securities in such Underwriting Offering unless the Holders requesting inclusion of such Registrable Securities accept the terms of the underwriting as reasonably agreed upon between the Company and the managing Underwriter or Underwriters, selected by the Company. Each Holder that has requested that Registrable Securities held by it be included in such Registration Statement shall (together with the Company and the other Holders distributing the securities through such underwriting) enter into such underwriting agreement as reasonably agreed upon between the Company and the managing Underwriter or Underwriters. In connection with any Underwritten Offering under this Section 8.2 (but not including Underwritten Offerings under Section 8.1), if in the reasonable and good faith opinion of the managing Underwriter or Underwriters, the registration of all, or part of, the Registrable Securities requested to be included in such registration and any other securities to be included in such registration jeopardize the success of the offering by the Company or the holders of securities initiating such registration (the “Demanding Holders”), then: (i) in the case of an Underwritten Offering by the Company, (A) the Company shall not be cutback and (B) the Registrable Securities requested for inclusion and any other securities requested for inclusion pursuant to similar piggyback rights shall be reduced first pro rata (on an as-converted, fully-diluted basis and without giving effect to any exercise limitations contained in this Warrant) in accordance with the number of securities that each such Person has requested be included in the registration, regardless of the number of securities held by each such Person, and (ii) in the case of an Underwritten Offering by a Demanding Holder, (A) the Demanding Holder (and other parties that are subject to the same registration rights agreement with such Demanding Holder) shall not be cutback and (B) the Registrable Securities requested for inclusion and any other securities requested for inclusion pursuant to similar piggyback rights shall be reduced first pro rata (on an as-converted, fully-diluted basis and without giving effect to any exercise limitations contained in this warrant) in accordance with the number of securities that each such Person has requested be included in the registration, regardless of the number of securities held by each such Person. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing Underwriter.

9.  NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property, other than Excluded Securities, to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

10.  AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any SPA Warrant or decrease the number of shares or change the class of stock obtainable upon exercise of any SPA Warrant without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

11.  GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accor-dance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

12.  CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13.  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14.  REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15.  TRANSFER.This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement, provided that any such offer, sale, transfer or assignment is in compliance with applicable securities law, and the terms and conditions hereof and of the Securities Purchase Agreement .

16.  CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)  "Black Scholes Value" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request and (ii) an expected volatility equal to the greater of 60% and the 100 day volatility obtained from the HVT function on Bloomberg.

(b)  "Bloomberg" means Bloomberg Financial Markets.

(c)  "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)  "Certificate of Designations" means the certificate of designations for the Series B Convertible Preferred Stock in the form attached as Exhibit A to the Securities Purchase Agreement.

(e)  "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)  "Common Stock" means (i) the Company's shares of Common Stock, par value $0.005 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the SPA Warrants.

(h)  "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(i)  "Demand Registration Statement" shall mean a registration statement of the Company which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 8.1 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

(j)  "Eligible Market" means the NASDAQ Capital Market, the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market.

(k)  "Expiration Date" means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

(l)  "Fundamental Transaction" means that the Company (or in the case of clause (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act)) shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(m)  "Initiating Holders" shall mean, with respect to a particular registration, the Holders who initiated the Request for such registration.

(n)  “Mandatory Exercise Period” means any period of thirty (30) consecutive Trading Days during which the Closing Sale Price of the Common Stock on each such Trading Day is equal to or greater than the Mandatory Exercise Trigger Price.

(o)  “Mandatory Exercise Trigger Price” means Thirty Dollars ($30.00) (subject to adjustment for stock splits, stock dividends and other similar events after the Issuance Date).

(p)  "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q)  "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r)  "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)  "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with the provisions of Section 8 of this Warrant by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with the provisions of Section 8 of this Warrant, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of counsel to the Holders', (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 8.2 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by such Holders in connection with such registration shall be deemed to be Registration Expenses.

(t)  "Principal Market" means the NASDAQ Capital Market.

(u)  "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the Issuance Date by and among the Company and the Buyers.

(v)  "Required Holders" means the holders of the SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

(w)  "SPA Securities" means the Preferred Shares issued pursuant to the Securities Purchase Agreement.

(x)  "Successor Entity" means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(y)  "Trading Day" means any day on which the Common Stock is scheduled to trade on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(z)  "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.

(aa)  "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

(bb)  "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the such security, then such dispute shall be resolved pursuant to Section 12 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

(cc)  "Withdrawn Demand Registration" shall have the meaning set forth in Section 8.1(a).

(dd)  "Withdrawn Request" shall have the meaning set forth in Section 8.1(a).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer and President

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

CLEVELAND BIOLABS, INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________ a "Cashless Exercise" with respect to _______________ Warrant Shares (to the extent permitted).

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

____________________________
Name of Registered Holder

By: _____________________________
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated March __, 2007 from the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

CLEVELAND BIOLABS, INC.

By:
Name:
Title:

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of March 16, 2007, by and among Cleveland BioLabs, Inc., a Delaware corporation, with headquarters located at 11000 Cedar Ave., Suite 290, Cleveland, Ohio 44106 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

WHEREAS:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designation for such series of preferred stock (the "Certificate of Designations") in the form attached hereto as Exhibit A (together with any share of convertible preferred stock issued in replacement thereof in accordance with the terms thereof, the "Preferred Shares"), which Preferred Shares shall be convertible into the Company's common stock, par value $0.005 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations.

C. Each Buyer (other than the Agent (as defined below) and the Non-Convertible Buyers (as defined below)) (collectively, as identified on the Schedule of Buyers, the "Convertible Buyers") wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of Preferred Shares (the "Investor Convertible Preferred Shares") set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate number for all Buyers shall be 2,376,000) (the shares of Common Stock issuable upon conversion thereof, collectively, the "Investor Convertible Conversion Shares") and (ii) Series B Warrants in substantially the form attached hereto as Exhibit B-1 (the "Investor Convertible Warrants") to acquire up to that number of shares of Common Stock (the shares of Common Stock issuable upon exercise thereof, collectively, the "Investor Convertible Warrant Shares") as set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, with each two (2) Investor Convertible Preferred Shares and Investor Convertible Warrant with respect to the right to acquire one (1) Investor Convertible Warrant Share (each, a "Convertible Unit") constituting an "investment unit" for purposes of Section 1273(c)(2) of the Internal Revenue Code, as amended (the "Code"), as described below.

D. Each Buyer (other than the Agent (as defined below) and the Convertible Buyers) (collectively, as identified on the Schedule of Buyers, the "Non-Convertible Buyers") wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the following securities, which are not convertible or exercisable into Common Stock until the Stockholder Approval Date (as defined below), (i) that aggregate number of Preferred Shares (the "Investor Non-Convertible Preferred Shares", and together with the Investor Convertible Preferred Shares, the "Investor Preferred Shares") set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (which aggregate number for all Buyers shall be 1,912,712) (the shares of Common Stock issuable upon conversion thereof, collectively, the "Investor Non-Convertible Conversion Shares", and together with the Investor Convertible Conversion Shares, the "Investor Conversion Shares") and (ii) Series B Warrants in substantially the form attached hereto as Exhibit B-1 (the "Investor Non-Convertible Warrants", and together with the Investor Convertible Warrants, the "Investor Warrants") to acquire up to that number of shares of Common Stock (the shares of Common Stock issuable upon exercise thereof, collectively, the "Investor Non-Convertible Warrant Shares", and together with the Investor Convertible Warrant Shares, the "Investor Warrant Shares") as set forth opposite such Buyer's name in column (6) on the Schedule of Buyers, with each two (2) Investor Non-Convertible Preferred Shares and Investor Non-Convertible Warrant with respect to the right to acquire one (1) Investor Non-Convertible Warrant Share (each, a "Non-Convertible Unit", and together with the Convertible Units, each a "Unit") constituting an "investment unit" for purposes of Section 1273(c)(2) of the Code, as described below.

E. Sunrise Securities Corp. ("Sunrise"), which is a Buyer hereunder, has agreed to act as placement agent in connection with the transactions contemplated by this Agreement and, subject to the closing of the transaction contemplated hereby, the Company agreed to issue to Sunrise and/or its designees and certain other placement agents set forth on the Schedule of Buyers (collectively, the "Agents") the following securities, which are not convertible or exercisable into Common Stock until the Stockholder Approval Date, (i) that aggregate number of Preferred Shares (the "Agent Preferred Shares", and together with the Investor Non-Convertible Preferred Shares, the "Non-Convertible Preferred Shares") set forth opposite such Agent's name in column (5) on the Schedule of Buyers (the shares of Common Stock issuable upon conversion thereof, collectively, the "Agent Conversion Shares", and together with the Investor Conversion Shares, the "Conversion Shares"), (ii) Series B Warrants in substantially the form attached hereto as Exhibit B-1 (the "Agent Warrants") to acquire up to that number of shares of Common Stock (the shares of Common Stock issuable upon exercise thereof, collectively, the "Agent Warrant Shares") as set forth opposite such Agent's name in column (6) on the Schedule of Buyers and (iii) Series C Warrants in substantially the form attached hereto as Exhibit B-2 (the "Retainer Warrants", and together with the Agent Warrants and the Investor Non-Convertible Warrants, the "Non-Convertible Warrants" and together with the Investor Convertible Warrants, the "Warrants") to acquire up to that number of shares of Common Stock (the shares of Common Stock issuable upon exercise thereof, collectively, the "Retainer Warrant Shares", and together with the Agent Warrant Shares and the Investor Warrant Shares, the "Warrant Shares") as set forth opposite such Agent's name in column (7) on the Schedule of Buyers. For the avoidance of doubt, the amount of securities set forth opposite each Agent's name in the Schedule of Buyers (to the extent such Agent has elected to have each of the foregoing commissions paid in such securities) represents (a) a commission to be paid to each such Agent (and/or its designees) in such number of units (comprised of two (2) Agent Preferred Shares and one (1) Agent Warrant exercisable into one (1) Agent Warrant Share) equal to the quotient of (i) 8% of the aggregate Purchase Price of the Units placed by such Agent, divided by (ii) $12.88 and (b) an additional commission to be paid to each such Agent (and/or its designees) as (x) in the case of Sunrise, Retainer Warrants and (y) in the case of any Agent other than Sunrise, additional Agent Warrants, in each case, exercisable into such number of Warrant Shares equal to the quotient of (i) 8% of the aggregate Purchase Price of the Units placed by such Agent, divided by (ii) $7.00.

F. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

G. The Preferred Shares, the Conversion Shares, the Warrants, the Warrant Shares and the Units are collectively referred to herein as the "Securities".

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.     PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS.

(a) Preferred Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer (other than the Agents), and each Buyer (other than the Agents) severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (x) if such Buyer is a Convertible Buyer, the number of Investor Convertible Preferred Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, along with Investor Convertible Warrants to acquire that number of Investor Convertible Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, or (y) if such Buyer is a Non-Convertible Buyer, the number of Investor Non-Convertible Preferred Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, along with Investor Non-Convertible Warrants to acquire that number of Investor Non-Convertible Warrant Shares as is set forth opposite such Buyer's name in column (6) on the Schedule of Buyers. Concurrently with the issuance of the Investor Preferred Shares and the Investor Warrants, the Company shall issue to each Agents (and/or its designees), and such Agent (and/or its designees) agrees to accept from the Company on the Closing Date (as defined below), collectively, the number of Agent Preferred Shares as is set forth opposite such Agent's name in column (5) on the Schedule of Buyers, along with Agent Warrants to acquire that number of Agent Warrant Shares as is set forth opposite such Agent's name in column (6) on the Schedule of Buyers and the Retainer Warrants to acquire that number of Retainer Warrant Shares as is set forth opposite such Agent's name in column (7) on the Schedule of Buyers.

(b) Closing. The closing (the "Closing") of the acquisition of the Preferred Shares and the Warrants by the Buyers shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the date hereof after the notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such other date and time as is mutually agreed to by the Company and each Buyer).

(c) Purchase Price. The aggregate purchase price for the Preferred Shares and the Warrants to be purchased by each Buyer (the "Purchase Price") shall be the amount set forth opposite such Buyer's name in column (8) on the Schedule of Buyers. Each Buyer (other than the Agents) shall pay $14.00 for each Unit to be purchased by such Buyer at the Closing. The Buyers and the Company agree that each Unit constitutes an "investment unit" for purposes of Section 1273(c)(2) of the Code. The Buyers (other than the Agents) and the Company mutually agree that the allocation of the issue price of each such Unit between the Preferred Shares and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be the Purchase Price in full allocated to the Preferred Shares and no portion of the Purchase Price allocated to the Warrants, and neither the Buyers (other than the Agents) nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes. The Units shall not constitute securities separate from the Preferred Shares and Warrants and shall not be represented by certificates or other instruments. The Agent Preferred Shares, Agent Warrants and Agent Retainer Shares shall be issued to each Agent (or its designees) in exchange for placement agent services rendered in connection with the transactions contemplated hereby and without any additional cash consideration to be paid to the Company.

(d) Form of Payment. On the Closing Date, (A) each Buyer (other than the Agents) shall pay its portion of the Purchase Price to the Company for the Preferred Shares and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions and (B) the Company shall deliver to (x) each Convertible Buyer, the Investor Convertible Preferred Shares (in such denominations as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers), along with the Investor Convertible Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers), (y) each Non-Convertible Buyer, the Investor Non-Convertible Preferred Shares (in such denominations as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers), along with the Investor Non-Convertible Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Buyer's name in column (6) on the Schedule of Buyers), and (z) each Agent, the Agent Preferred Shares (in such denominations as is set forth opposite such Agent's name in column (5) on the Schedule of Buyers), along with the Agent Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Agent's name in column (6) on the Schedule of Buyers) and the Retainer Warrants (exercisable for the number of shares of Common Stock as is set forth opposite such Agent's name in column (7) on the Schedule of Buyers), each duly executed on behalf of the Company and registered in the name of such Buyer or its designees.

2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) Organization; Authority; Legal Capacity.

(i) If such Buyer is a legal entity, such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(ii) If such Buyer is a natural person, such Buyer has the legal capacity and right to execute, deliver, enter into, consummate and perform the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares, and (iii) upon exercise of the Warrants will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the foregoing representations, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to resell or distribute any of the Securities.

(c) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D (or to the extent such Buyer is a resident of Canada, of that term as defined under applicable Canadian securities laws), and shall be an "accredited" investor at the time of any conversion by such Buyer of any of the Preferred Shares or exercise by such Buyer of any of the Warrants. Such Buyer has such knowledge and experience in financial and business matters that such Buyer is capable of evaluating the merits and risks of its investment in the Securities.

(d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement or in the Retainer Warrants: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144") or any other exemption from such registration or may be sold, assigned or transferred pursuant to Rule 144(k), or (C) such Buyer provides the Company with reasonable assurance that such Securities either are being (or have been) sold, assigned or transferred pursuant to Rule 144 or can be sold, assigned or transferred pursuant to Rule 144(k); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Section 2(g).

(h) Legends.

(i) Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the resale of the applicable Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities is being made under the applicable requirements of Rule 144 of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k). Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed only (x) pursuant to a registration statement effective under the 1933 Act and in accordance with the plan of distribution contained therein, (y) pursuant to a transaction exemption from registration under the 1933 Act and any applicable state securities laws, in which such Buyer's rights under the Registration Rights Agreement with respect to such Securities are assigned to the Transferee in accordance with the terms of the Registration Rights Agreement, or (z) in a transaction pursuant to Rule 144 (including Rule 144(k)).

(ii) Such Non-Convertible Buyer and Agent understands that until the Stockholder Approval Date, the certificates or other instruments representing the Non-Convertible Preferred Shares and Non-Convertible Warrants shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE [CONVERTED][EXERCISED] UNTIL THE STOCKHOLDER APPROVAL DATE (AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT, DATED MARCH 16, 2007, BY AND AMONG THE COMPANY AND THE BUYERS PARTY THERETO).

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities upon request at any time following the Stockholder Approval Date.

(i) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(j) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated hereby or in the other Transaction Documents or the authority or ability of such Buyer to perform its obligations under the Transaction Documents.

(k) Residency. Such Buyer is a resident of that jurisdiction set forth opposite such Buyer's name in column (2) on the Schedule of Buyers.

(l) Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any purchase or sale of Common Stock (including, without limitation, any Short Sales (as defined below) involving the Company's securities) since the date that such Buyer first became aware of the transactions contemplated hereby. For purposes of this Section, "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 of Regulation SHO adopted under the 1934 Act (as defined in Section 3(f) below) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Such Buyer covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the securities of the Company (including Short Sales) prior to the filing of the 8-K Filing (as defined below).

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. Each of the Company and its "Subsidiaries" (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest, other than a publicly traded entity of which the Company directly or indirectly owns less than 5% of the outstanding equity) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's board of directors and (other than the Stockholder Approval and related filing (as set forth in Section 4(m)), the 8-K Filing (as set forth in Section 4(i)), the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement and the Retainer Warrants and any other filings as may be required by any state or foreign securities agencies, the National Association of Securities Dealers, Inc. or the Principal Market (as defined in Section 3(d)) or the Boston Stock Exchange, no further filing, consent, or authorization is required by the Company, except as set forth on Schedule 3(b), its board of directors or its stockholders with respect to the transactions contemplated hereby. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies or as indemnification or contribution may be limited by the securities laws and public policy relating thereto and subject to Schedule 3(b). The Certificate of Designations in the form attached hereto as Exhibit A has been filed with the Secretary of State of the State of Delaware and is in full force and effect, enforceable against the Company in accordance with its terms and has not been amended.

(c) Issuance of Securities. The issuance of the Preferred Shares and the Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be free from all taxes, liens and charges with respect to the issue thereof, and the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals at least 130% of the sum of (i) the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) the maximum number of shares of Common Stock then issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon issuance or conversion in accordance with the Certificate of Designations or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyers in this Agreement, the offer and issuance by the Company of the Securities to each of the Buyers is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, the Warrants, and reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(r)) of the Company or any certificate of incorporation, certificate of formation, any certificate of designations or other constituent document of any of its Subsidiaries, any capital stock of the Company or Bylaws (as defined in Section 3(r)) or the Certificate of Designations or Existing Certificates of Designations (as defined in Section 3(r)) of the Company or any of its Subsidiaries bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) subject to Schedule 3(d), result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the "Principal Market")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect..

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for any such consent, authorization, order, filing or registration contemplated hereby or by any of the other Transaction Documents. Except as set forth on Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain on or prior to the Closing Date pursuant to the preceding sentence shall have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth on Schedule 3(f), no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Restricting Third Parties; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor, to the Company's knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. To the extent the Company has entered into any agreement with any third party (a "Restricting Third Party") that would otherwise restrict or prevent the Company from consummating the transactions contemplated hereby without breaching the provisions thereof, the Company has received a written release of such Restricting Third Party on or prior to the date hereof. The Buyers shall not be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby or any fees or other amounts payable to any Restricting Third Party. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Agents as placement agents in connection with the sale of the Securities. Other than as set forth on Schedule 3(g), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent other than the Agents in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares, and, the Warrant Shares issuable upon exercise of the Warrants, will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares, all in accordance with this Agreement and the Certificate of Designations and subject to the limitations set forth therein, and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and subject to the limitations set forth therein.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or any certificates of designations or the laws of the jurisdiction of its formation or incorporation which to the extent any such provision would limit, prevent or otherwise restrict any of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities in accordance with the terms thereof and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(k) SEC Documents; Financial Statements. During the period beginning on the date of the effectiveness of the Company's registration statement on Form SB-2 relating to its initial public offering of Common Stock through the date hereof, the Company has timely filed (which, for avoidance of doubt, include, any filing made within an extension of time pursuant to rule 12b-25 under the 1934 Act (as defined below)), all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof, as amended from time to time, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system that have been requested by each Buyer. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (or, if amended thereafter, as so amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements were prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.

(l) Absence of Certain Changes. Except as disclosed in Schedule 3(l), since September 30, 2006, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Except as disclosed in Schedule 3(l), since September 30, 2006, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $250,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not, be Insolvent (as defined below). For purposes of this Section 3(l), "Insolvent" means, with respect to any Person (as defined in Section 3(s)) (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as set forth on Schedule 3(m), no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, except which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, the Certificate of Designations, the Existing Certificate of Designations, any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the material rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the period beginning on the date of effectiveness of the Company's Registration Statement on Form SB-2 relating to its initial public offering of Common Stock through the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such revocation or modification would not have a Material Adverse Effect..

(o) Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(q) Transactions With Affiliates. Except as set forth on Schedule 3(q) or in the SEC Documents or in the Company's Registration Statement on Form SB-2 (File No. 333-136904)(including, without limitation, the prospectus contained therein, dated September 21, 2006, as supplemented prior to the date hereof)(the "2006 Registration Statement"), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(r) Equity Capitalization. As of March 13, 2007, the authorized capital stock of the Company consisted of (i) 40,000,000 shares of Common Stock, of which, 11,889,099 are issued and outstanding and 1,333,209 shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) (x) 10,000,000 shares of Preferred Stock (the "Existing Preferred Stock", and the certificates of designations with respect to such Existing Preferred Stock, the "Existing Certificates of Designations"), of which none are outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3(r): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 3(s)) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the material terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(s) Indebtedness and Other Contracts. Except as set forth on Schedule 3(s) or set forth in the SEC Documents or the 2006 Registration Statement, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company's Subsidiaries or any of the Company's or its Subsidiaries' officers or directors, whether of a civil or criminal nature or otherwise, except which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries that are material to the business of the Company and its Subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its Subsidiaries, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(x) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, original works of authorship, trade secrets and other intellectual property rights and all applications related thereto ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. None of the Company's or its Subsidiaries' Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which would reasonably be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(y) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z) [Intentionally Omitted]

(aa) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all material foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) to the extent required by GAAP, has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective to providing reasonably assurance that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof the Company has not received any notice or correspondence from its independent public accountants to the effect that there is a "material weakness" in the internal accounting controls of the Company.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer to each of the Buyers of the Preferred Shares and Warrants to be sold to such Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ff) Acknowledgement Regarding Buyers' Trading Activity. It is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term after the filing of the 8-K Filing; (ii) that any Buyer, and counterparties in "derivative" transactions to which any such Buyer is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counterparty in any "derivative" transaction as a result of engaging in such transaction with such counterparty. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times after the filing of the 8-K Filing and during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Certificate of Designations, the Warrants or any of the documents executed in connection herewith.

(gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or (ii) other than the Agents, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities.

(hh) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Preferred Shares or Warrants remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer's request.

(ii) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, nonpublic information, except information relating to the transactions contemplated hereby and such information as will be disclosed in the 8-K Filing. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is does not contain any untrue statement of a material fact or, considered in the aggregate, omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or either of their respective businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, required public disclosure in a filing by the Company under the 1934 Act prior to the date of this Agreement, but which has not been so publicly disclosed.

4.     COVENANTS.

(a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 4, 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action, at the Company's sole expense, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification) and the applicable securities laws of Canada, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. At the Company's sole expense, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States and the applicable securities laws of Canada following the Closing Date.

(c) Reporting Status. Until the date on which the Buyers shall have sold all the Conversion Shares and Warrant Shares, and none of the Preferred Shares or Warrants is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (other than Current Reports on Form 8-K that are required solely pursuant to Items 1.01, 1.02, 2.03, 2.04, 2.05, 2.06 or 5.02(e) of Form 8-K), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions reasonably necessary to cause it to become eligible to register the Conversion Shares and Warrant Shares for resale by the Buyers on Form S-3.

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Securities for working capital purposes, but not for (A) repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (B) redemption or repurchase of any of its or its Subsidiaries' equity securities.

(e) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) unless available through Bloomberg Financial Markets, on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks' authorization for quotation on the Principal Market or another Eligible Market (as defined in the Certificate of Designations). Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market (or such other Eligible Market). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees.

(i) The Company shall be responsible for the payment of any placement agent's fees or commissions, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Schulte Roth & Zabel LLP, counsel to Sunrise, not to exceed $95,000, and any fees or commissions payable to the Agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(ii) So long as any Warrants remain outstanding, Sunrise is hereby appointed by the Company as exclusive management agent regarding all exercises of the Warrants (which for purposes of this Section 4(g) shall not include the Retainer Warrants) and/or any of the Company's exchanges, swaps, purchases and/or any other related agreements with respect to such Warrants (individually a "Warrant Transaction", and collectively, "Warrant Transactions"). In connection with the consummation of each Warrant Transaction (the date of consummation, the "Warrant Transaction Closing Date"), the Company shall pay to Sunrise warrant management fees ("Warrant Management Fees") as follows: (1) with respect to each Warrant Transaction in the form of a cash exercise of one or more of the Warrants, then the Company shall pay to Sunrise a cash fee equal to three and one half percent (3.5%) of the Aggregate Exercise Price (as defined in the applicable Warrant) received by the Company in such Warrant Transaction and (2) with respect to each Warrant Transaction in which the Company purchases one or more Warrants from the holders of such Warrants for cash (such payment, the "Company Warrant Redemption Payment"), the Company shall pay Sunrise a cash fee equal to three and one half percent (3.5%) of the Company Warrant Redemption Payment in each such Warrant Transaction and (3) with respect to the exercise by Warrant holders of one or more Warrants pursuant to a Cashless Exercise (as defined in the Warrants) or if the Company exchanges or swaps (or any other related agreements) (each, an "Exchange") one or more of the Warrants into other securities of the Company (e.g. including, but not limited to shares of Common Stock of the Company) (collectively, the "Exchange Securities"), the Company shall pay Sunrise a fee payable (x) if pursuant to a Cashless Exercise, in Common Stock or (y) if pursuant to an Exchange, in Exchange Securities, equal to three and one half percent (3.5%) of the total number of shares of Common Stock or Exchange Securities, as applicable, issuable pursuant to the Warrants surrendered or cancelled or exchanged in such Warrant Transaction (without regard to any limitations on exercise set forth therein) and such Common Stock and Exchange Securities (and any Common Stock issuable upon exercise or conversion of such Exchange Securities, if any) to be issued to Sunrise shall be deemed to be "Restricted Securities" for purposes of Section 8 of the Retainer Warrants. On the third Business Day after the end of the calendar month in which such Warrant Transaction occurs, the Company shall deliver to Sunrise (x) the applicable Warrant Management Fees for such calendar month and (y) a certificate executed by an executive officer of the Company certifying the following as true and accurate as of such date: (I) the calculation of such Warrant Management Fee and (II) a description in reasonable detail of each such Warrant Transaction that occurred in such calendar month.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Certificate of Designations, the form of Warrant, and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer or as may be required under the terms of the Transaction Documents. If a Buyer has received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it may provide the Company with written notice thereof. The Company shall, within five (5) Trading Days (as defined in the Certificate of Designations) of receipt of such notice, make public disclosure of such material, nonpublic information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

(j) Additional Registration Statements. Without the prior written consent of the holders of a majority of the Registrable Securities, until the earlier to occur of (i) such date whereafter all Registrable Securities shall be registered in a registration statement under the 1933 Act that has been declared effective by the SEC and (ii) date that is 180 calendar days after the Initial Effective Date (as defined in the Registration Rights Agreement), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities; provided, however, that nothing herein shall be deemed to prohibit the Company from amending the 2006 Registration Statement (or supplementing the prospectus contained therein), provided that neither the amendment nor the prospectus supplement increases the aggregate number of shares of Common Stock registered pursuant to such 2006 Registration Statement.

(k) Additional Preferred Shares; Variable Securities; Dilutive Issuances.

(i) So long as any Buyer beneficially owns any Securities, the Company will not, without the prior written consent of Buyers holding a majority of the Preferred Shares, issue any shares of Series B Preferred Stock (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Certificate of Designations or the Warrants. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a conversion, exchange or exercise price which varies or may vary after issuance with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Certificate of Designations) with respect to the Common Stock into which any Preferred Shares are convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. For so long as any Preferred Shares or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as such term is defined in the Certificate Designation and the Warrants) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Preferred Shares or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares and exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market (without giving effect to (x) the Exchange Cap provisions set forth in the Certificate of Designations and the Warrants or (y) the floor price provisions specified in Section 2(a)(vi) of the Warrants).

(ii) Until the Stockholder Approval Date, the Company will not, directly or indirectly, issue or sell any of its Common Stock or Options (as defined in the Warrants) or Convertible Securities (as defined in the Warrants) (other than Common Stock issuable upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Closing Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Closing Date and such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date), including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock, if the effect of such issuance or sale would result in the shares of Common Stock subject to the Voting Agreements (as defined below) to fail to sufficient in and of themselves to obtain the Stockholder Approval (as defined below).

(l) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall maintain its corporate existence and not sell all or substantially all of the Company's assets and not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants.

(m) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the sum of (i) the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Preferred Shares set forth in the Certificate of Designations) and (ii) the maximum number of shares of Common Stock then issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

(n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(o) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which initially shall be promptly called and held not later than June 20, 2007 (the "Stockholder Meeting Deadline"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and Schulte Roth & Zabel LLP at the expense of the Company, soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions (the "Resolutions") providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval" and the date such approval is obtained, the "Stockholder Approval Date"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of the Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held each three month period thereafter until such Stockholder Approval is obtained.

5.     REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Preferred Shares and the Warrants in which the Company shall record the name and address of the Person in whose name the Preferred Shares and the Warrants have been issued (including the name and address of each transferee), the number of Preferred Shares held by such Person, the number of Conversion Shares issuable upon conversion of the Preferred Shares and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the shares of Common Stock in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares and Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.     CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.     CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Preferred Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Buyer (A) each of the Transaction Documents and (B) the Preferred Shares (in such numbers as is set forth across from such Buyer's name in column (3) of the Schedule of Buyers) and the related Warrants (in such numbers as is set forth across from such Buyer's name in column (4) of the Schedule of Buyers) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) Such Buyer shall have received the opinion of Katten Muchin Rosenman LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(c) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(d) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity's jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

(e) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within 10 days of the Closing Date.

(f) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

(g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company's board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

(h) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

(i) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(j) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum maintenance requirements of the Principal Market.

(k) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities to the Buyers.

(l) The Certificate of Designations in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(m) The Company shall have delivered to such Buyer duly executed Voting Agreements, in the form attached hereto as Exhibit H (the "Voting Agreements"), executed by stockholders of the Company holding at least 51% of the voting capital stock of the Company as of the Closing Date.

(n) The Company shall have delivered to Sunrise the duly executed Indemnity Agreement, in the form attached hereto as Exhibit I (the "Indemnity Agreement").

8.     TERMINATION.

In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9.     MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature transmitted by facsimile or other electronic transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the Preferred Shares issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Preferred Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Cleveland BioLabs, Inc.
11000 Cedar Ave., Suite 290
Cleveland, Ohio 44106
Telephone:  (216) 229-2251
Facsimile:    (216) 229-1764
Attention:    Michael Fonstein

With a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone:  (312) 902-5200
Facsimile:    (312) 902-1061
Attention:    Ram Padmanabhan

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Telephone:  (212) 509-4000
Facsimile:    (212) 509-5150
Attention:    Gregory P. Denman

If to a Buyer, to its address and facsimile number set forth on Schedule I attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

    Schulte Roth & Zabel LLP
    919 Third Avenue
    New York, New York 10022
    Telephone: (212) 756-2000
    Facsimile:   (212) 593-5955
    Attention:   Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations and the Warrants). No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that after the Closing, a Buyer may assign some or all of its rights hereunder in connection with transfer of any of its Preferred Shares or Warrants without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, further, that notwithstanding the forgoing, any of the Agents may assign some or all of its rights hereunder in connection with transfer of any of its Preferred Shares or Warrants to any broker-dealer (or any affiliates, officers and/or employees thereof) and/or any related third party approved by the Company and/or any of such Agent's affiliates, officers and/or employees.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. The Company, each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each party hereto recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the other parties hereto. Each party hereto therefore agrees that the other parties hereto shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer & President

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS: SUNRISE SECURITIES CORP.

By:	/s/ Marcia Kucher
Name: Marcia Kucher
Title:

[Signature pages of other Buyers intentionally omitted]

SCHEDULE OF BUYERS

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Sunrise Securities Corp.	New York	A	—	—	52,174	26,087	48,000	N/A	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

1625421 Ontario Inc	Ontario	CB	6,700	3,350	—	—	—	$46,900	N/A

Alfred M. Gollomp	New York	CB	2,000	1,000	—	—	—	$14,000	N/A

Andrew C. Hart	New York	CB	20,000	10,000	—	—	—	$140,000	N/A

North Pole Capital Master Fund	Canada	CB	55,000	27,500	—	—	—	$385,000	N/A

CAMHZN Master LDC	Cayman Islands	CB	35,714	17,857	—	—	—	$249,998	N/A

CAMOFI Master LDC	Cayman Islands	CB	3,302	1,651	—	—	—	$23,114	N/A

Daniel J. Arbess	New York	CB	46,000	23,000	—	—	—	$322,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

EGATNIV, LLC	New York	CB	8,002	4,001	—	—	—	$56,014	N/A

Elie Zrihen	Ontario	CB	1,428	714	—	—	—	$9,996	N/A

F Berdon Co LP	New York	CB	42,000	21,000	—	—	—	$294,000	N/A

Hudson Bay Fund L.P.	Delaware	CB	31,500	15,750	—	—	—	$220,500	N/A

Hudson Bay Overseas Fund Ltd	Cayman Islands	CB	38,500	19,250	—	—	—	$269,500	N/A

Iroquois Master Fund Ltd.	Cayman Islands	CB	250,000	125,000	—	—	—	$1,750,000	N/A

J.S.A. Investments, LLC	Nevis	CB	20,000	10,000	—	—	—	$140,000	N/A

Jesselson Grandchildren 12/18/80 Trust	New York	CB	100,000	50,000	—	—	—	$700,000	N/A

JMG Capital Partners, LP	California	CB	280,000	140,000	—	—	—	$1,960,000	N/A

Laffin Ventures Corporation	Florida	CB	35,000	17,500	—	—	—	$245,000	N/A

Perceptive Life Sciences Master Fund, Ltd	New York	CB	285,000	142,500	—	—	—	$1,995,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Peter M. Yu	New York	CB	14,284	7,142	—	—	—	$99,988	N/A

Portside Growth and Opportunity Fund	Cayman Islands	CB	71,000	35,500	—	—	—	$497,000	N/A

Ron Weissberg	Israel	CB	30,000	15,000	—	—	—	$210,000	N/A

Ruth Low	California	CB	100,000	50,000	—	—	—	$700,000	N/A

Sam Fendic	Ontario	CB	53,570	26,785	—	—	—	$374,990	N/A

SDS Capital Group SPC, Ltd	Connecticut	CB	30,000	15,000	—	—	—	$210,000	N/A

SF Capital Partners Ltd.	British Virgin Islands	CB	354,000	177,000	—	—	—	$2,478,000	N/A

Starwood Group, L.P.	New York	CB	71,000	35,500	—	—	—	$497,000	N/A

TCMP[3] Partners	New Jersey	CB	122,000	61,000	—	—	—	$854,000	N/A

UBS O'Connor LLC fbo O'Connor Pipes Corporate Strategies Master Limited	Cayman Islands	CB	100,000	50,000	—	—	—	$700,000	N/A

Uri Rosin	New York	CB	30,000	15,000	—	—	—	$210,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Xerion Partners II Master Fund Limited	Bermuda	CB	140,000	70,000	—	—	—	$980,000	N/A

Aram Openden	Ohio	NCB	—	—	4,000	2,000	—	$28,000	N/A

Basic Investors, Inc.	New York	NCB	—	—	8,000	4,000	—	$56,000	N/A

Bruce Carlow	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Bruce J. & Sandra K. Nielsen Joint Revoc. Trust	Wisconsin	NCB	—	—	4,000	2,000	—	$28,000	N/A

CAMOFI Master LDC	Cayman Islands	NCB	—	—	142,856	71,428	—	$999,992	N/A

Capital Ventures International	New York	NCB	—	—	142,858	71,429	—	$1,000,006	N/A

David Steinharter	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

De Parys Holdings Limited	U.K.	NCB	—	—	3,000	1,500	—	$21,000	N/A

Diane Schwartz	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Douglas Belz	New York	NCB	—	—	8,000	4,000	—	$56,000	N/A

Enable Growth Partners, L.P.	California	NCB	—	—	425,000	212,500	—	$2,975,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Enable Opportunity Partners, L.P.	California	NCB	—	—	50,000	25,000	—	$350,000	N/A

Eric Abitbol	New York	NCB	—	—	5,000	2,500	—	$35,000	N/A

Eric Jacobs	Florida	NCB	—	—	6,000	3,000	—	$42,000	N/A

Frank Bua	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Gary Purcell	New York	NCB	—	—	8,000	4,000	—	$56,000	N/A

Gemini Master Fund, Ltd	California	NCB	—	—	35,714	17,857	—	$250,000	N/A

Ira Openden	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

James & Nancy Pappas	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Jerold Ladin	Illinois	NCB	—	—	4,000	2,000	—	$28,000	N/A

JGB Capital Offshore, Ltd	Cayman Islands	NCB	—	—	8,928	4,464	—	$62,500	N/A

JGB Capital, LP	Delaware	NCB	—	—	26,786	13,393	—	$187,500	N/A

Kathleen Belz	New York	NCB	—	—	24,000	12,000	—	$168,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Lorin Wells	New York	NCB	—	—	10,000	5,000	—	$70,000	N/A

Marc Rubin	Florida	NCB	—	—	2,000	1,000	—	$14,000	N/A

Marilyn S. Adler	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Melchior Ancona	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Michael and Irene Alter	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Nathan Halequa	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Perceptive Life Sciences Master Fund, Ltd	New York	NCB	—	—	107,142	53,571	—	$749,994

Peter Weprin	New York	NCB	—	—	5,000	2,500	—	$35,000	N/A

Pierce Diversified Strategy Master Fund, LLC, Ena	California	NCB	—	—	25,000	12,500	—	$175,000	N/A

PR Diamonds Inc.	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Richard Barber	Texas	NCB	—	—	4,000	2,000	—	$28,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Richard Settducati	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Robert Baffa	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Robert Fuchs	New York	NCB	—	—	4,000	2,000	—	$28,000	N/A

Robert H. Cohen	New York	NCB	—	—	71,428	35,714	—	$499,996	N/A

Rock Associates	New York	NCB	—	—	7,000	3,500	—	$49,000	N/A

Serafino Barone	New Jersey	NCB	—	—	4,000	2,000	—	$28,000	N/A

Serge Moyal	Ontario	NCB	—	—	3,000	1,500	—	$21,000	N/A

Steven Diamond	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

Steven H. Lehmann	New York	NCB	—	—	16,000	8,000	—	$112,000	N/A

Sunrise Equity Partners, L.P.	Delaware	NCB	—	—	600,000	300,000	—	$4,200,000	N/A

TCMP[3] Partners, LP	New Jersey	NCB	—	—	80,000	40,000	—	$560,000	N/A

Thomas Laundrie	New York	NCB	—	—	2,000	1,000	—	$14,000	N/A

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

William Schmidl	Texas	NCB	—	—	20,000	10,000	—	$140,000	N/A

Amnon Mandelbaum	New York	A	—	—	72,771	36,385	60,034	N/A	N/A

Basic Investors, Inc.	New York	A1	—	—	—	12,480	—	N/A	N/A

David Goodfriend	New Jersey	A	—	—	8,086	4,043	6,670	N/A	N/A

Eric Abitbol	New York	A	—	—	228	114	224	N/A	N/A

Financial West Group	California	A2	—	—	—	1,590	—	N/A	N/A

Jeffrey Meyerson	New Jersey	A	—	—	3,293	1,647	3,232	N/A	N/A

Jewish Communal Fund—Bone Marrow Testing Fund #3761	New York	A	—	—	8,000	4,000	—	N/A	N/A

Lucy DaRita	New York	A	—	—	—	—	1,000	N/A	N/A

1  In addition, Basic Investors, Inc. will receive a placement agent fee, payable in cash in lieu of Units, equal to eight percent (8%) of the aggregate amount placed by it.
2  In addition, Reedland Capital Partners, an Institutional Division of Financial West Group, will receive a placement agent fee, payable in cash in lieu of Units, equal to eight percent (8%) of the aggregate amount placed by it.

(1)	(2)		(3)	(4)	(5)	(6)	(7)	(8)	(9)

Buyer	Residence	Type of Buyer : Convertible Buyer (CB) Non- Convertible Buyer (NCB) Agent (A)	Aggregate Number of Investor Convertible Preferred Shares	Aggregate Number of Investor Convertible Series B Warrants	Aggregate Number of Investor Non-Convertible Preferred Shares and Agent Preferred Shares	Aggregate Number of Investor Non-Convertible Series B Warrants and Agent Series B Warrants	Aggregate Number of Non- Convertible Retainer Series C Warrants	Purchase Price	Legal Representative's Address and Facsimile Number

Marcia Kucher	New York	A	—	—	—	—	2,000	N/A	N/A

Nathan Low	New York	A	—	—	116,883	58,441	113,759	N/A	N/A

Paul Scharfer	New York	A	—	—	13,766	6,883	13,509	N/A	N/A

Peter Weprin	New York	A	—	—	163	82	160	N/A	N/A

Robert Fuchs	New York	A	—	—	130	65	128	N/A	N/A

Robert Schacter	California	A3	—	—	—	49,563	—	N/A	N/A

Sam Berger	New York	A	—	—	14,804	7,402	14,528	N/A	N/A

Serge Moyal	Ontario	A	—	—	—	—	3,830	N/A	N/A

Thomas Griesel	California	A4	—	—	—	12,390	—	N/A	N/A

	TOTAL	—	2,376,000	1,188,000	2,203,010	1,177,528	267,074	$30,020,988	—

3  In addition, Reedland Capital Partners, an Institutional Division of Financial West Group, will receive a placement agent fee, payable in cash in lieu of Units, equal to eight percent (8%) of the aggregate amount placed by it.
4  In addition, Reedland Capital Partners, an Institutional Division of Financial West Group, will receive a placement agent fee, payable in cash in lieu of Units, equal to eight percent (8%) of the aggregate amount placed by it.

EXHIBITS

Exhibit A	Form of Certificate of Designations
Exhibit B-1	Form of Series B Investor Warrant and Series B Agent Warrant
Exhibit B-2	Form of Series C Retainer Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Outside Company Counsel Opinion
Exhibit F	Form of Secretary's Certificate
Exhibit G	Form of Officer's Certificate
Exhibit H	Form of Voting Agreement
Exhibit I	Form of Indemnity Agreement

EXHIBIT 10.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 16, 2007, by and among Cleveland BioLabs, Inc., a Delaware corporation, with headquarters located at 11000 Cedar Ave., Suite 290, Cleveland, Ohio 44106 (the "Company"), and the undersigned buyers (each, a "Buyer", and collectively, the "Buyers").

WHEREAS:

A.    In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, the terms of which are set forth in the certificate of designation for such series of preferred stock (the "Certificate of Designations")(together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the "Preferred Shares"), which Preferred Shares shall be convertible into the Company's common stock, par value $0.005 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations.

B.    Pursuant to the Securities Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer (other than the Agents (as defined below)) (i) certain Preferred Shares of the Company (the "Investor Preferred Shares") which, among other things, will be convertible into shares of Common Stock (as converted, the "Investor Conversion Shares"), in accordance with the terms of the Certificate of Designations, and (ii) certain Series B Warrants (the "Investor Warrants"), which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "Investor Warrant Shares").

C.    Pursuant to the Securities Purchase Agreement, the Company has also agreed to issue to Sunrise Securities Corp. or its designees and certain other placement agents (collectively, the "Agents"), (i) certain Preferred Shares of the Company (the "Agent Preferred Shares"), which, among other things, will be convertible into shares of the Common Stock (as converted, "Agent Conversion Shares" and together with the Investor Conversion Shares, the "Conversion Shares"), in accordance with the terms of the Certificate of Designations, (ii) certain Series B Warrants (the "Agent Warrants"), which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "Agent Warrant Shares") and (iii) certain Series C Warrants (the "Retainer Warrants", and together with the Investor Warrants and the Agent Warrants, the "Warrants"), which will be exercisable to purchase shares of Common Stock (as exercised collectively, the "Retainer Warrant Shares", and together with the Investor Warrant Shares and the Agent Warrant Shares, the "Warrant Shares").

D.    In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1.    Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a.    "Additional Effectiveness Date" means the date the Additional Registration Statement is declared effective by the SEC.

b.    "Additional Filing Date" means the date on which the Additional Registration Statement (as defined below) is filed with the SEC.

c.    "Additional Filing Deadline" means if Cutback Shares are required to be included in the Additional Registration Statement, the date that is the later of (i) six (6) months from the Initial Effectiveness Date or the last Additional Effectiveness Date, as applicable and (ii) sixty (60) days after substantially all of the Registrable Securities held by the Investors included in any Registration Statements previously declared effective hereunder have been sold in accordance therewith.

d.    "Additional Registrable Securities" means, (i) any Cutback Shares not previously included on a Registration Statement and (ii) any share capital of the Company issued or issuable with respect to such Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of Preferred Shares or exercises of the Warrants.

e.    "Additional Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering any Additional Registrable Securities.

f.    "Additional Required Registration Amount" means the lesser of (i) any Cutback Shares not previously included on a Registration Statement without regard to any limitations on conversions of the Preferred Shares or exercises of the Warrants and (ii) such number of Registrable Securities as the Company is permitted to register pursuant to Rule 415 (as reasonably determined by the Company based upon guidance that has been provided by the staff of the SEC).

g.    "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

h.    "Closing Date" shall have the meaning set forth in the Securities Purchase Agreement.

i.    "Cutback Shares" means any of the Initial Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock of the Company permitted to be registered pursuant to Rule 415 (as reasonably determined by the Company based upon guidance that has been provided by the staff of the SEC).

j.    "Effectiveness Date" means the Initial Effectiveness Date and/or the Additional Effectiveness Date, as applicable.

k.    "Filing Deadline" means the Initial Filing Deadline (as defined below) and/or the Additional Filing Deadline, as applicable.

l.    "Initial Effectiveness Date" means the date the Initial Registration Statement is declared effective by the SEC.

m.    "Initial Filing Date" means the date on which the Initial Registration Statement (as defined below) is filed with the SEC.

n.    "Initial Filing Deadline" means the date that is ninety (90) days after the Closing Date.

o.    "Initial Registrable Securities" means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any capital stock of the Company issued or issuable, with respect to the Preferred Shares, the Conversion Shares, the Warrant Shares or the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Preferred Shares or exercises of the Warrants.

p.    "Initial Required Registration Amount" means the lesser of (I) 130% of the sum of (i) the number of Conversion Shares issued or issuable pursuant to the Preferred Shares as of the trading day immediately preceding the applicable date of determination and (ii) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination or (II) such maximum number of shares as the Company is permitted to register by the SEC.

q.    "Initial Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Initial Registrable Securities.

r.    "Investor" means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and such a transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

s.    "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

t.    "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

u.    "Registrable Securities" means the Initial Registrable Securities and the Additional Registrable Securities.

v.    "Registration Statement" means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

w.    "Required Holders" means the holders of at least a majority of the Registrable Securities.

x.    "Required Registration Amount" means either the Initial Required Registration Amount or the Additional Required Registration Amount, as applicable.

y.    "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

z.    "SEC" means the United States Securities and Exchange Commission.

2.    Registration.

a.    Initial Mandatory Registration. The Company shall prepare, and, as soon as practicable, but in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of the Initial Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(e). The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of date the Registration Statement is initially filed with the SEC (subject to subsequent reduction if directed by the staff of the SEC). The Initial Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Selling Stockholders" and "Plan of Distribution" sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable. By 9:30 a.m., New York time, on the second Business Day following the Initial Effectiveness Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

b.    Additional Mandatory Registrations. The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an

Additional Registration Statement on Form S-3 covering the resale of the Additional Registrable Securities not previously registered on a Registration Statement hereunder. To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(e). Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount as of date the Registration Statement is initially filed with the SEC. Each Additional Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Selling Stockholders" and "Plan of Distribution" sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable. By 9:30 a.m., New York time, on the second Business Day following the Additional Effectiveness Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

c.    Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities in a transaction in which such Investor's rights hereunder with respect to such Registrable Securities are assigned to such transferee in accordance with Section 9 hereof, such transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders. In the event that the SEC causes the Company to limit the number of shares of Common Stock in the Initial Registration Statement, then the Agent Warrant Shares and the Retainer Warrant Shares shall not be included on such Initial Registration Statement and shall only be included on the final Additional Registration Statements filed hereunder on or after all the other Registrable Securities hereunder have been registered on a Registration Statement.

d.    Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 ("Legal Counsel"), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

e.    Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1, Form SB-2 or another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 (or by post-effective amendment to the existing Registration Statement, or otherwise) as soon as such form is available for such registration, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

f.    Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(c), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event (other with respect to Cutback Shares) not later than thirty (30) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.80. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Preferred Shares or the exercise of the Warrants and such calculation shall assume that the Preferred Shares are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations and that the Warrants are then exercisable for shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants).

g.    Effect of Failure to File. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is not filed with the SEC on or before the respective Filing Deadline (a "Filing Failure") or (ii) on any day after the Effectiveness Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of Common Stock or to maintain the listing of the shares of Common Stock) (a "Maintenance Failure") then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the Stated Amount (as such term is defined in the Securities Purchase Agreement) of such holder's Preferred Shares from which the Registrable Securities included in such Registration Statement are convertible on each of the following dates: (i) the day of a Filing failure and the thirtieth day (pro rated for periods totaling less than 30 days) thereafter until such Filing Failure is cured and (ii) the initial day of a Maintenance Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(g) are referred to herein as "Registration Delay Payments." The Registration Delay Payments shall be paid on the day of the Filing Failure and on the initial day of the Maintenance Failure, as applicable, and thereafter on the fifth Business Day after the earlier of (i) the last day of the calendar month in which such Registration Delay Payments are incurred and (ii) the date on which the Filing Failure or Maintenance Failure is cured (each, a "Registration Delay Payment Date"). Notwithstanding anything herein or in the Securities Purchase Agreement to the contrary, in no event shall the aggregate amount of Registration Delay Payments exceed, in the aggregate, six percent (6.0%) of the aggregate Purchase Price.

3.    Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.    The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as reasonably practicable after such filing. The Company shall use its reasonable best efforts to keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the "Registration Period"). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term "reasonable best efforts" shall mean, among other things, that the Company shall submit to the SEC, within five (5) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is promptly sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

b.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-QSB, Form 10-KSB or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act")), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC promptly after the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c.    The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least three (3) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

d.    The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement unless filed with the SEC through EDGAR, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, one (1) copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e.    The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions in the United States and the applicable securities laws of Canada, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States and any other securities laws of Canada or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.    The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver one (1) copy of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.    The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h.    If any Investor is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors (subject to the Investors making such representations and undertakings as such accountants may reasonably request), and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

i.    If any Investor is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities laws to be described in the Registration Statement as an underwriter, upon the written request of any Investor in connection with such Investor's due diligence requirements, if any, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act (and only after giving the Company a reasonable opportunity to make such disclosure itself), (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner that is otherwise consistent with applicable laws and regulations.

j.    The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k.    The Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) if, despite the Company's reasonable best efforts, the Company is unsuccessful in satisfying the preceding clause (i) and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l.    The Company shall, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to an effective Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

m.    If requested by an Investor, the Company shall as soon as reasonably practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

n.    The Company shall make generally available to its security holders not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

o.    Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, or shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC substantially in the form attached hereto as Exhibit A.

p.    Notwithstanding anything to the contrary herein, at any time after the Effectiveness Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company after consultation with its counsel, in the best interest of the Company (a "Grace Period"); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of forty (40) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirements exists), prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

q.    The Company shall make any filing as may be required by NASD Rule 2710 in connection with the offering under any Registration Statement of the applicable Registrable Securities and shall make any such filing concurrently with its initial filing of such Registration Statement with the SEC.

4.    Obligations of the Investors.

a.    At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b.    Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

c.    Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

d.    Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.    Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $15,000 for the Initial Registration Statement and for each Additional Registration Statement.

6.    Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b.    In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this

Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

c.    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.    The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.    Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.    Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a.    make and keep public information available, as those terms are understood and defined in Rule 144;

b.    file with the SEC in a timely manner all annual reports on Form 10-K or 10-KSB, and quarterly reports on Form 10-Q or 10-QSB required of the Company under the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.    furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon written request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.    Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor's Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

10.    Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.    Miscellaneous.

a.    A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

b.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Cleveland BioLabs, Inc.
11000 Cedar Ave., Suite 290

Cleveland, Ohio 44106
Telephone: (216) 229-2251
Facsimile: (216) 229-1764
Attention: Michael Fonstein

With a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661
Telephone: (312) 902-5200
Facsimile: (312) 902-1061
Attention: Ram Padmanabhan

If to the Transfer Agent:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
Telephone: (212) 845-3217
Facsimile: (212) 616-7616
Attention: Gregory P. Denman

If to Legal Counsel:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

If to a Buyer, to its address and facsimile number set forth on Schedule I to the Securities Purchase Agreement, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e.    This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.    Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.    This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates,

instruments and documents as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.    All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m.    The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

* * * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:
CLEVELAND BIOLABS, INC.

By: /s/ Michael Fonstein Name: Michael Fonstein Title: Chief Executive Officer & President

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:
SUNRISE SECURITIES CORP.
By: /s/ Marcia Kucher Name: Marcia Kucher Title:

[Signature pages of other Buyers intentionally omitted]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Continental Stock Transfer and Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Telephone: (212) 845-3217
Facsimile: (212) 616-7616
Attention: Gregory P. Denman

Re:    Cleveland BioLabs, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Securities Purchase Agreement") entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders preferred shares (the "Preferred Shares") convertible into the Company's common stock, $0.005 par value (the "Common Stock"), warrants exercisable for shares of Common Stock (the "Warrants"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Preferred Shares and the shares of Common Stock issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form ____ (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic
Exhibit A-1

inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement. You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company's Irrevocable Transfer Agent Instructions dated _______ __, 2007.

Very truly yours,

[ISSUER'S COUNSEL]

By:_____________________

CC: [LIST NAMES OF HOLDERS]
Exhibit A-2

EXHIBIT B

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are issuable upon conversion of the convertible preferred shares and upon exercise of the warrants. For additional information regarding the issuance of those convertible preferred shares and warrants, see "Private Placement of Convertible Preferred Shares and Warrants" above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the preferred shares and warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the convertible preferred shares and warrants, as of ________, 200_, assuming conversion of all convertible preferred shares and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of at least 130% of the sum of (i) the number of shares of Common Stock issuable upon conversion of the convertible preferred shares as of the trading day immediately preceding the date the registration statement of which this prospectus is a part was initially filed with the SEC and (ii) the number of shares of Common Stock issuable upon exercise of the related warrants as of the trading day immediately preceding the date the registration statement of which this prospectus is a part was initially filed with the SEC [Subject to revision for Additional Registration Statements]. Because the conversion price of the convertible preferred shares and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the certificate of designations and the warrants, a selling stockholder may not convert the preferred shares or exercise the warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible preferred shares which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."
Exhibit B-1

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the convertible preferred shares and upon exercise of the warrants to permit the resale of these shares of Common Stock by the holders of the convertible preferred shares and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions created after the effective date of the registration statement of which this prospectus is a part and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible preferred shares or warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution with respect thereto. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we will be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 16, 2007 (this "Agreement"), by and among Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), and the stockholders listed on the signature pages hereto under the heading "Stockholders" (each a "Stockholder" and collectively, the "Stockholders").

WHEREAS, the Company and certain investors (each, an "Investor", and collectively, the "Investors") have entered into a Securities Purchase Agreement, dated as March 16, 2007 (the "Securities Purchase Agreement"), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, (i) Series B convertible preferred shares of the Company (the "Preferred Shares") which will, among other things, be convertible into shares of the Company's common stock, par value $.005 value per share (the "Common Stock") in accordance with the terms of the certificate of designation for such series of preferred stock, (ii) Series A warrants which will be exercisable to purchase shares of Common Stock;

WHEREAS, the Company has previously issued to the Agent (as defined in the Securities Purchase Agreement) warrants and at closing of the Transaction (as defined below) will issue additional Series B warrants to the Agent;

WHEREAS, as of the date hereof, the Stockholders own collectively 6,975,772 shares of Common Stock, which represent in the aggregate approximately 59% of the total issued and outstanding capital stock of the Company; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the "Transaction"), the Investors have requested that the Company be a party to this Agreement in order to enforce the terms hereof and have required that each Stockholder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, each Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder and any other securities, if any, which such Stockholder is currently entitled to vote, or after the date hererof becomes entitled to vote, at any meeting of stockholders of the Company (the "Other Securities").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01.  Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, each of the Stockholders shall vote the Common Stock and the Other Securities: (a) in favor of the Stockholder Approval (as defined in the Securities Purchase Agreement) as described in Section 4(o) of the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company's obligations under the Securities Purchase Agreement not being fulfilled. Each Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

SECTION 2.01.  Authority Relative to This Agreement. Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02.  No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Stockholder or by which the Common Stock or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Common Stock or Other Securities owned by such Stockholder are bound.

(b)  The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or other third party by such Stockholder.

2

SECTION 2.03.  Title to the Stock. As of the date hereof, each Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock are all the securities of the Company owned, either of record or beneficially, by such Stockholder. Such Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01.  No Disposition or Encumbrance of Stock. Each Stockholder hereby covenants and agrees that, until the Stockholder Approval has been obtained, except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever ("Encumbrance") with respect to the Common Stock or Other Securities, or directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Stockholder may assign, sell or transfer any Common Stock or Other Securities provided that any such recipient of the Common Stock or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that the recipient shall be bound by, and the Common Stock and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement.

SECTION 3.02.  Company Cooperation. The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.  Further Assurances. Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02.  Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

3

SECTION 4.03.  Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

SECTION 4.04.  Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and with the consent of the Investors.

SECTION 4.05.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.07.  Third-Party Beneficiaries. The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

4

SECTION 4.08.  Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval or upon the mutual consent of each Stockholder and the Investors.

[Signature Page Follows]

5

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

CLEVELAND BIOLABS, INC.

	By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer and President
Dated: March 16, 2007
	Address:	11000 Cedar Ave., Suite 290 Cleveland, Ohio 44106

STOCKHOLDER:

MICHAEL FONSTEIN

/s/ Michael Fonstein
Michael Fonstein
Dated: March 16, 2007
Address:

STOCKHOLDER:

ANDREI GUDKOV

/s/ Andrei Gudkov
Andrei Gudkov
Dated: March 16, 2007
Address:

STOCKHOLDER:

YAKOV KOGAN

/s/ Yakov Kogan
Dated: March 16, 2007	Yakov Kogan

Address:

STOCKHOLDER:

THE CLEVELAND CLINIC FOUNDATION

/s/ Michael O' Boyle
Dated: March 16, 2007	Michael O' Boyle
Chief Operating Officer

	Address:	9500 Euclid Avenue Cleveland, OH 44195

STOCKHOLDER:

CHEMBRIDGE CORPORATION

/s/ Eugene Vaisberg
Eugene Vaisberg
Chief Executive Officer
Dated: March 8, 2007
	Address:	16981 Via Tazon, Suite G San Diego, CA 92128

STOCKHOLDER:

SUNRISE SECURITIES CORP.

/s/ Marcia Kucher
Dated: March 14, 2007	Marcia Kucher

	Address:	641 Lexington Avenue, 25th Floor
New York, NY 10022

STOCKHOLDER:

SUNRISE EQUITY PARTNERS, LP

By: LEVEL COUNTER, LLC.

Its: General Partner

/s/ Marilyn Adler
Dated: March 14, 2007		Name: Marilyn Adler
Title: Manager

	Address:	641 Lexington Avenue, 25th Floor
New York, NY 10022

APPENDIX A

Stockholder	Common Stock Owned	Percentage of Stock Outstanding	Voting Percentage of Stock Outstanding
Michael Fonstein	1,311,200	11.03%	11.03%
Andrei Gudkov	1,549,600	13.03%	13.03%
Yakov Kogan	715,200	6.02%	6.02%
The Cleveland Clinic Foundation	1,341,000	11.28%	11.28%
ChemBridge Corporation	622,224	5.23%	5.23%
Sunrise Equity Partners, LP together with Sunrise Securities Corp.	1,436,548	12.08%	12.08%

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 16, 2007 (this "Agreement"), by and among Cleveland BioLabs, Inc., a Delaware corporation (the "Company"), and the stockholders listed on the signature pages hereto under the heading "Stockholders" (each a "Stockholder" and collectively, the "Stockholders").

WHEREAS, the Company and certain investors (each, an "Investor", and collectively, the "Investors") have entered into a Securities Purchase Agreement, dated as March 16, 2007 (the "Securities Purchase Agreement"), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, (i) Series B convertible preferred shares of the Company (the "Preferred Shares") which will, among other things, be convertible into shares of the Company's common stock, par value $.005 value per share (the "Common Stock") in accordance with the terms of the certificate of designation for such series of preferred stock, (ii) Series A warrants which will be exercisable to purchase shares of Common Stock;

WHEREAS, the Company has previously issued to the Agent (as defined in the Securities Purchase Agreement) warrants and at closing of the Transaction (as defined below) will issue additional Series B warrants to the Agent;

WHEREAS, as of the date hereof, the Stockholders own collectively 6,975,772 shares of Common Stock, which represent in the aggregate approximately 59% of the total issued and outstanding capital stock of the Company; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the "Transaction"), the Investors have requested that the Company be a party to this Agreement in order to enforce the terms hereof and have required that each Stockholder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, each Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder and any other securities, if any, which such Stockholder is currently entitled to vote, or after the date hererof becomes entitled to vote, at any meeting of stockholders of the Company (the "Other Securities").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01.  Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, each of the Stockholders shall vote the Common Stock and the Other Securities: (a) in favor of the Stockholder Approval (as defined in the Securities Purchase Agreement) as described in Section 4(o) of the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company's obligations under the Securities Purchase Agreement not being fulfilled. Each Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

SECTION 2.01.  Authority Relative to This Agreement. Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02.  No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Stockholder or by which the Common Stock or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Common Stock or Other Securities owned by such Stockholder are bound.

(b)  The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or other third party by such Stockholder.

2

SECTION 2.03.  Title to the Stock. As of the date hereof, each Stockholder is the owner of the number of shares of Common Stock set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock are all the securities of the Company owned, either of record or beneficially, by such Stockholder. Such Common Stock are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01.  No Disposition or Encumbrance of Stock. Each Stockholder hereby covenants and agrees that, until the Stockholder Approval has been obtained, except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever ("Encumbrance") with respect to the Common Stock or Other Securities, or directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Stockholder may assign, sell or transfer any Common Stock or Other Securities provided that any such recipient of the Common Stock or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that the recipient shall be bound by, and the Common Stock and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement.

SECTION 3.02.  Company Cooperation. The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.  Further Assurances. Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02.  Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

3

SECTION 4.03.  Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

SECTION 4.04.  Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto and with the consent of the Investors.

SECTION 4.05.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 4.07.  Third-Party Beneficiaries. The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

4

SECTION 4.08.  Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval or upon the mutual consent of each Stockholder and the Investors.

[Signature Page Follows]

5

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

CLEVELAND BIOLABS, INC.

	By:	/s/ Michael Fonstein
Name: Michael Fonstein
Title: Chief Executive Officer and President
Dated: March 16, 2007
	Address:	11000 Cedar Ave., Suite 290 Cleveland, Ohio 44106

STOCKHOLDER:

MICHAEL FONSTEIN

/s/ Michael Fonstein
Michael Fonstein
Dated: March 16, 2007
Address:

STOCKHOLDER:

ANDREI GUDKOV

/s/ Andrei Gudkov
Andrei Gudkov
Dated: March 16, 2007
Address:

STOCKHOLDER:

YAKOV KOGAN

/s/ Yakov Kogan
Dated: March 16, 2007	Yakov Kogan

Address:

STOCKHOLDER:

THE CLEVELAND CLINIC FOUNDATION

/s/ Michael O' Boyle
Dated: March 16, 2007	Michael O' Boyle

	Address:	9500 Euclid Avenue Cleveland, OH 44195

STOCKHOLDER:

CHEMBRIDGE CORPORATION

/s/ Eugene Vaisberg
Eugene Vaisberg
Chief Executive Officer
Dated: March 8, 2007
	Address:	16981 Via Tazon, Suite G San Diego, CA 92128

STOCKHOLDER:

SUNRISE SECURITIES CORP.

/s/ Marcia Kucher
Dated: March 14, 2007	Marcia Kucher

	Address:	641 Lexington Avenue, 25th Floor
New York, NY 10022

STOCKHOLDER:

SUNRISE EQUITY PARTNERS, LP

By: LEVEL COUNTER, LLC.

Its: General Partner

/s/ Marilyn Adler
Dated: March 14, 2007		Name: Marilyn Adler
Title: Manager

	Address:	641 Lexington Avenue, 25th Floor
New York, NY 10022

APPENDIX A

Stockholder	Common Stock Owned	Percentage of Stock Outstanding	Voting Percentage of Stock Outstanding
Michael Fonstein	1,311,200	11.03%	11.03%
Andrei Gudkov	1,549,600	13.03%	13.03%
Yakov Kogan	715,200	6.02%	6.02%
The Cleveland Clinic Foundation	1,341,000	11.28%	11.28%
ChemBridge Corporation	622,224	5.23%	5.23%
Sunrise Equity Partners, LP together with Sunrise Securities Corp.	1,436,548	12.08%	12.08%

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cleveland BioLabs to Respond to Department of Defense Request for Proposal and Completes $30 Million Private Placement

Protectan CBLB502 Meets DoD Requirements for Protection of GI Tract, Safety, Stability and Method of Administration;
RFP Outlines Procurement Range of 50,000-500,000 Doses

Cleveland, OH - March 19, 2007 -- Cleveland BioLabs, Inc. (NASDAQ:CBLI; Boston Stock Exchange: CFB), today announced that it intends to respond to a Request for Proposal (RFP) recently issued by The Department of Defense (DoD) for the Advanced Development of Medical Radiation Countermeasures (MRC) to treat gastrointestinal effects of acute radiation syndrome. The Company also announced the closing of a private placement for approximately $30 million with accredited investors, which will enable fulfillment of the requirements of the RFP as well as advancement of the Company’s pipeline of compounds.

Dr. Michael Fonstein, Chief Executive Officer and President of Cleveland BioLabs stated, “We look forward to submitting our Protectan CBLB502 compound as a candidate for this contract. We believe CBLB502’s unique abilities to mitigate the damaging effects of ionizing radiation on the gastrointestinal system as well as demonstrate significant survival benefits are ideally suited to the DoD’s requirements. Moreover, the compound’s safety profile, stability and method of administration all conform to the preferences outlined by the RFP.”

“We plan to complete current Good Manufacturing Practices (cGMP)-compliant manufacturing by fall 2007 and submit an Investigational New Drug (IND) application for a human safety study later this year,” added Dr. Fonstein. “If development continues on track, we expect to file an application for final approval of CBLB502 with the U.S. Food and Drug Administration (FDA) in mid to late 2008.”

According to the RFP, “The objective of the MRC project is to develop a post-exposure MRC through a Phase 1 clinical trial and, pending successful completion of the Phase 1 clinical trial, develop the MRC product through approval/licensure with the FDA and procure quantities of the MRC sufficient to achieve Initial Operational Capability (IOC). A range of 50,000 to 500,000 doses was specified to achieve IOC. The RFP stated that the MRC “must be safe, efficacious, quick acting, free from performance-decrementing side effects, relatively non-invasive, approved by the FDA, compatible with current military countermeasures, and usable in both the battlespace and the sustaining base.”

The solicitation specifically seeks a “drug/biologic intended for use after exposure occurs.  It is anticipated that the countermeasure, when administered following exposure to ionizing radiation (IR), will decrease incapacity and prolong survival by treating the gastrointestinal (GI) syndrome of Acute Radiation Syndrome (ARS).  Specifically, when administered following exposure to IR, the countermeasure should either prevent/reduce the extent of incipient radiation injury or promote repair of manifest radiation injury to allow preservation/restoration of the anatomic integrity and normal physiologic functioning of the GI tract.”

Cleveland BioLabs’s lead compound, Protectan CBLB502, has demonstrated effectiveness as a radiation countermeasure when administered up to 2 hours prior to exposure or up to 8 hours after. CBLB502 is the first compound to provide protection from both gastrointestinal and hematopoietic (bone marrow/blood production) radiation-induced damage. The compound does not display toxicity at therapeutic doses.

The Department of Defense’s RFP may be publicly accessed from the following URL: http://www.smdc.army.mil/Contracts/RFP/07-R-0002/MedRad.html.

Responses to the RFP are due by April 23, 2007.

On March 16, 2007, Cleveland BioLabs completed a $30 million private placement of approximately 4,288,712 shares of its Series B Convertible Preferred Stock and Series B Warrants to purchase approximately 2,144,356 shares of the Company’s Common Stock. Deutsche Bank Securities Inc. served as exclusive financial advisor to Cleveland BioLabs in connection with this transaction.

Dr. Fonstein said, “This private placement provides us with two years of working capital and enables us to fulfill the requirements of the DoD’s RFP as well as move forward with the development of our pipeline, including our three lead candidates for radiation protection, cancer treatment and stem cell proliferation.”

Cleveland BioLabs, Inc has agreed to file a registration statement with the Securities and Exchange Commission to register the resale of the Common Stock issuable upon conversion or exercise of the Series B Preferred or Warrants, as applicable, within 90 days of closing.

About Cleveland BioLabs, Inc.
Cleveland BioLabs, Inc. is a drug discovery and development company leveraging its proprietary discoveries about programmed cell death to treat cancer and protect normal tissues from exposure to radiation and other stresses. The Company has strategic partnerships with the Cleveland Clinic Foundation, Roswell Park Cancer Institute, ChemBridge Corporation and the Armed Forces Research Radiobiology Institute. To learn more about Cleveland BioLabs Inc., please visit the company's website at http://www.cbiolabs.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in our Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on September 8, 2006.

Contact:
The Global Consulting Group
Rachel Levine
T: (646) 284-9439
E: rlevine@hfgcg.com